LUNDGREN BROS. CONSTRUCTION, INC.

                                       and

                       NATIONAL CITY BANK OF MINNEAPOLIS,
                              NATIONAL ASSOCIATION

                                   As Trustee



                                 --------------

                                    INDENTURE

                           Dated as of ________ ___, 1996

                                 --------------



                                   $3,000,000

                   Senior Subordinated Debentures, Series ___%

                                    Due 2004


                            Minimum Purchase: $2,000



                                TABLE OF CONTENTS

ARTICLE/SECTION                                               PAGE

1. DFINITIONS AND OTHER PROVISION OF GENERAL
   APPLICATION                                                  1
   1.1.   Definitions.                                          1
   1.2.   Compliance Certificates and Opinions.                 10
   1.3.   Form of Documents Delivered to Trustee.               10
   1.4.   Acts of Debentureholders.                             11
   1.5.   Notices, etc., to Trustee and Company.                12
   1.6.   Notices to Debentureholders; Waiver.                  12
   1.7.   Effect of Headings and Table of Contents.             12
   1.8.   Successors and Assigns.                               13
   1.9.   Separability Clause.                                  13
   1.10.  Benefits of Indenture.                                13
   1.11.  Governing Law.                                        13
   1.12.  Legal Holidays.                                       13

2. DEBENTURE FORMS                                              13
   2.1.   Forms Generally.                                      13
   2.2.   A.  Form of Face of Debenture.                        14
   2.3.   B.  Form of Reverse of Debenture.                     16
   2.4.   Form of Trustee's Certificate of Authentication.      19

3. THE DEBENTURES                                               20
   3.1.   Title and Terms.                                      20
   3.2.   Denominations.                                        21
   3.3.   Execution, Authentication and Delivery and
          Dating.                                               21
   3.4.   Temporary Debentures.                                 21
   3.5.   Registration, Transfer and Exchange.                  22
   3.6.   Mutilated, Destroyed, Lost and Stolen
          Debentures.                                           23
   3.7.   Payment of Interest; Interest Rights Preserved.       23
   3.8.   Persons Deemed Owners.                                25
   3.9.   Cancellation.                                         25
   3.10.  Authentication and Delivery of Original Issue.        26
   3.11.  Computation of Interest.                              26

4. SATISFACTION AND DISCHARGE                                   26
   4.1.   Satisfaction and Discharge of Indenture.              26
   4.2.   Application of Trust Money.                           27

5. REMEDIES                                                     27
   5.1.   Events of Default.                                    27
   5.2.   Acceleration of Maturity; Recision and
          Annulment.                                            29
   5.3.   Collection of Indebtedness and Suits for
          Enforcement by Trustee                                30
   5.4.   Trustee May File Proofs of Claim.                     31
   5.5.   Trustee May Enforce Claims Without Possession of
          Debentures.                                           32
   5.6.   Application of Money Collected.                       32
   5.7.   Limitation on Suits.                                  32
   5.8.   Unconditional Right of Debentureholder to
          Receive Principal, Premium and Interest.              33
   5.9.   Restoration of Rights and Remedies.                   33
   5.10.  Rights and Remedies Cumulative.                       34
   5.11.  Delay or Omission Not Waiver.                         34
   5.12.  Control by Debentureholders.                          34
   5.13.  Waiver of Past Defaults.                              34
   5.14.  Undertaking for Costs.                                35
   5.15.  Waiver of Stay or Extension Laws.                     35

6. THE TRUSTEE                                                  36
   6.1.   Certain Duties and Responsibilities.                  36
   6.2.   Notice of Defaults.                                   37
   6.3.   Certain Rights of Trustee.                            37
   6.4.   Not Responsible for Recitals or Issuance of
          Debentures.                                           38
   6.5.   May Hold Debentures.                                  38
   6.6.   Money Held in Trust.                                  38
   6.7.   Compensation and Reimbursement.                       38
   6.8.   Disqualification; Conflicting Interests.              39
   6.9.   Trustee Required; Eligibility.                        44
   6.10.  Resignation and Removal; Appointment of
          Successor.                                            45
   6.11.  Acceptance of Appointment by Successor.               46
   6.12.  Merger, Conversion or Succession to Business.         46
   6.13.  Preferential Collection of Claims against
          Company.                                              47

7. DEBENTUREHOLDERS' LISTS AND REPORTS
   BY TRUSTEE AND COMPANY                                       51
   7.1.   Company to Furnish Trustee Names and Addresses
          of Debentureholders.                                  51
   7.2.   Preservation of Information; Communications to
          Debentureholders.                                     51
   7.3.   Reports by Company.                                   53

8. CONSOLIDATION, MERGER, CONVEYANCE,
   TRANSFER OR LEASE                                            54
   8.1.   Company May Consolidate, Etc., on Certain Terms.      54
   8.2.   Successor Corporation Substituted.                    55
   8.3.   Effect of Change in Control.                          55

9. SUPPLEMENTAL INDENTURES                                      55
   9.1.   Supplemental Indentures without Consent of
          Debentureholders.                                     55
   9.2.   Supplemental Indentures with Consent of
          Debentureholders.                                     56
   9.3.   Execution of Supplemental Indentures.                 57
   9.4.   Effect of Supplemental Indentures.                    57
   9.5.   Reference in Debentures to Supplemental
          Indentures.                                           57
   9.6.   Effect on Senior Indebtedness.                        58

10. COVENANTS                                                   58
   10.1.  Payment of Principal, Premium and Interest.           58
   10.2.  Maintenance of Office or Agency.                      58
   10.3.  Money for Debenture Payments to be Held in
          Trust.                                                58
   10.4.  Payment of Taxes and Other Claims.                    60
   10.5.  Maintenance of Properties.                            60
   10.6.  Statement as to Compliance.                           60
   10.7.  Corporate Existence; Existing Business.               60
   10.8.  Insurance.                                            61
   10.9.  Restrictions on Dividends, Redemptions, etc.          62
   10.10. Limitation on Issuance of Certain Securities.         63
   10.11. Indebtedness to Affiliates.                           63
   10.12. Transactions with Affiliates.                         64
   10.13. Particular Covenants as to Certain of
          Company's Affairs.                                    65
   10.14. Certain Covenants as to Subsidiaries.                 65
   10.15. Limitations on Additional Funded Debt.                65
   10.16. Minimum Net Worth.                                    66
   10.17. Waiver of Certain Covenants.                          67

11. REDEMPTION OF DEBENTURES                                    67
   11.1.  Right of Redemption.                                  67
   11.2.  Applicability of Article.                             68
   11.3.  Election to Redeem; Notice to Trustee.                68
   11.4.  Selection by Trustee of Debentures to be
          Redeemed.                                             68
   11.5.  Notice of Redemption.                                 68
   11.6.  Deposit of Redemption Price.                          69
   11.7.  Debentures Payable on Redemption Date.                69
   11.8.  Debentures Redeemed in Part.                          70

12. SUBORDINATION OF DEBENTURES                                 70
   12.1.  Agreement to Subordinate.                             70
   12.2.  Distribution of Assets, Etc.                          70
   12.3.  No Payment to Debentureholders if Senior
          Indebtedness is in Default.                           71
   12.4.  Subrogation.                                          71
   12.5.  Obligation of Company Unconditional.                  71
   12.6.  Payments on Debentures Permitted.                     72
   12.7.  Effectuation of Subordination by Trustee.             72
   12.8.  Knowledge of Trustee.                                 73
   12.9.  Rights of Holders of Senior Indebtedness Not
          Impaired.                                             73
   12.10. Trustee Not Fiduciary for Holders of Senior
          Indebtedness.                                         73
   12.11. Rights of Trustee as Holder of Senior
          Indebtedness.                                         73
   12.12. Article Applicable to Paying Agents.                  73
   12.13. Rights and Obligations Subject to Power of
          Court.                                                73

13. REPAYMENT AT OPTION OF HOLDER IN CERTAIN
    CIRCUMSTANCES                                               74
   13.1.  Repayment Option Upon Death of Holder.                74
   13.2.  Repayment of Debentures.                              75
   13.3.  Debentures Repaid in Part.                            76

14. IMMUNITY OF STOCKHOLDERS, OFFICERS AND DIRECTORS            76
   14.1.  Personal Immunity of Stockholders, Etc.               76



      THIS INDENTURE, dated as of _________ [ ], 1996, between Lundgren Bros. Construction, Inc., a Minnesota corporation, having its principal office at 925 East Wayzata Blvd., Wayzata, Minnesota 55391 (the "COMPANy"), and National City Bank of Minneapolis, National Association, as Trustee (the "TRUSTEE") having its corporate trust office and place of business at Minneapolis, Minnesota 55402.

                             RECITALS OF THE COMPANY

      The Company is duly authorized to borrow money for its corporate purposes and to issue debentures or other obligations therefor. For its corporate purposes, the Company has duly authorized the creation of an issue of its debentures, to be known as its Senior Subordinated Debentures, Series _____% Due 2004 (the "DEBENTURES"), of substantially the tenor and amount hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture.

      All things necessary to make the Debentures, when executed by the Company and authenticated and delivered by the Trustee hereunder and duly issued by the Company, the valid obligations of the Company, and to make this Indenture a valid agreement of the Company, in accordance with their and its terms, have been done.

      The Debentures created by this Indenture are to consist of Debentures in fully registered form only, in the maximum aggregate principal amount of $3,000,000.

                   NOW, THEREFORE, THIS INDENTURE WITNESSETH:

      For and in consideration of the premises and the purchase of the Debentures by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Debentures, as follows:


                                     ARTICLE
                                       1.
                        DEFINITIONS AND OTHER PROVISIONS
                             OF GENERAL APPLICATION

1.1.    Definitions.

        For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

        (1) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

        (2) all other terms used herein which are defined in the Trust Indenture Act of 1939, either directly or by reference therein, have the meanings assigned to them therein, although this cross-reference shall not be construed to mean that this Indenture is intended to comply with the Trust Indenture Act; and

        (3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles.

        (4) "THIS INDENTURE" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

        (5) All references in this instrument to designated "ARTICLES", "SECTIONS" and other subdivisions are to the designated Articles, Sections and other subdivisions of this instrument as originally executed. The words "herein," "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

        Certain terms, used principally in Article 6, are defined in that Article.

        "ACT" when used with respect to any Debentureholder has the meaning specified in Section 1.4.

        "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. Without limiting the generality of the foregoing, Affiliates of the Company shall include Lundgren Bros. of Stillwater, Inc. and Brushmasters, Inc. and all officers, directors and shareholders of the Company and its Subsidiaries, and all family members of such natural Persons.

        "AUTHORIZED NEWSPAPER" means a newspaper of general circulation in the relevant area, printed in the English language and customarily published on each business day, whether or not published on Saturdays, Sundays or holidays. Whenever successive weekly publications in an Authorized Newspaper are required hereunder they may be made (unless otherwise expressly provided herein) on the same or different days of the week and in the same or in different Authorized Newspapers.

        "BOARD OF DIRECTORS" means the Board of Directors of the Company.

        "BOARD RESOLUTION" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

        "BUSINESS DAY" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day upon which banking institutions in the City of Minneapolis or the City of Saint Paul, Minnesota, are authorized or required by law to close.

        "BUY-SELL DEBT OBLIGATION" has the meaning specified in Section 10.9.

        "CHANGE OF CONTROL" means (i) any sale, transfer or other disposition of more than twenty-five percent (25%) or more of the voting Equity Securities of the Company Outstanding in one transaction or in a series of transactions occurring within a twelve-month period (except for the redemption or repurchase by the Company of shares of voting Equity Securities owned by Allan D. Lundgren, Edmund M. Lundgren Gerald T. Lundgren or Patrick C. Wells, or a transfer of ownership as a result of the death of a shareholder of the Company); and (ii) the issuance of additional voting Equity Securities of the Company in one transaction or in a series of transactions occurring within a twelve-month period which results in a Person acquiring, directly or indirectly, more than forty percent (40%) of the voting power of the Company.

        "COMMISSION" means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, or if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it, then the body performing such duties on such date at such time.

        "COMMON STOCK" means the Company's Common Stock, no par value, authorized at the date this Indenture is executed, whether voting or non-voting, and shares of any class or classes resulting from any reclassification or reclassifications thereof which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company, and which are not subject to redemption by the Company, and also shall include stock of the Company of any other class, whether now or hereafter authorized, which ranks, or is entitled to a participation, as to assets or dividends, substantially on a parity with such Common Stock or other class of stock into which such Common Stock may have been changed; provided however, that warrants or other rights to purchase Common Stock will not be deemed to be Common Stock.

        "COMPANY" means the Person named as the "Company" in the first paragraph of this instrument until a successor corporation shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor corporation.

        "COMPANY REQUEST", "COMPANY ORDER" and "COMPANY CONSENT" mean, respectively, a written request, order or consent signed in the name of the Company by its President and delivered to the Trustee.

        "CONSOLIDATED" when used with reference to Indebtedness or Net Income means the sum of the Indebtedness or Net Income, as the case may be, of the Company and its Consolidated Subsidiaries, as consolidated in accordance with generally accepted accounting principles, after the elimination of intercompany items.

        "CONSOLIDATED INDEBTEDNESS" means all Indebtedness of the Company and its Consolidated Subsidiaries (excluding intercompany items and all Shareholders Subordinated Debt), after making appropriate deductions for any minority interests.

        "CONSOLIDATED NET INCOME" for any period shall mean the amount of consolidated net income (or loss) of the Company and its Consolidated Subsidiaries for such period determined on a consolidated basis in accordance with generally accepted accounting principles, after eliminating all intercompany items and portions of earnings properly attributable to minority interests, if any, in the Consolidated Subsidiaries; provided, however, that there shall not be included in Consolidated Net Income any net income (or net loss) of a Consolidated Subsidiary for any period during which it was not a Consolidated Subsidiary, or any net income (or net loss) of any business, properties or assets acquired (by way of merger, consolidation, purchase or otherwise) by the Company or any Consolidated Subsidiary for any period prior to the acquisition thereof.

        "CONSOLIDATED SUBSIDIARY" means a Subsidiary of the Company whose financial statements are included in the most recent annual consolidated financial statements of the Company and its Subsidiaries.

        "CONSOLIDATED TANGIBLE NET WORTH" means the dollar amount of:

        (a) the tangible assets of the Company and its Consolidated Subsidiaries (excluding intercompany items) after deducting for minority interests and adequate reserves in each case where, in accordance with generally accepted accounting principles, a reserve is proper, in excess of

        (b) the aggregate amount of Consolidated Indebtedness, and Shareholders Subordinated Debt;

provided, however, that (i) inventory shall be taken into account on the basis of the cost or current market value, whichever is lower, (ii) in no event shall there be included as such tangible assets (a) any assets typically classified as intangible assets, including but not limited to patents, trademarks, trade names, copyrights, licenses, goodwill and debt issuance costs, or (b) treasury stock or any securities or Indebtedness of the Company or a Consolidated Subsidiary, or any other equity, convertible or unsecured debt securities unless the same are readily marketable in the United States of America or entitled to be used as a credit against Federal income tax liabilities, and (iii) securities included as such tangible assets shall be taken into account at their current market price or cost, whichever is lower, and (iv) any write-up in the book value of any assets subsequent to December 31, 1995, shall not be taken into account. The Consolidated Tangible Net Worth as of December 31, 1995 was $5,968,000.

        "DATE OF ISSUE", as to any Debenture, means the date as of which such Debenture shall be dated when it is originally issued by the Company to the initial purchaser (whether or not an underwriter), which date shall be the date upon which it was originally purchased by such initial purchaser as designated in the written confirmation of purchase thereof delivered to the Company (evidenced by the "trade date" set forth in such confirmation of purchase), subject to any agreements with respect thereto as the Company may enter into in connection with the sale of the Debentures, and, otherwise, the Date of Issue shall be as designated in the Company Order requesting authentication and delivery thereof.

        "DEBENTUREHOLDER" means a Person in whose name a Debenture is registered in the Debenture Register, or the beneficial owner of such Debenture if record ownership is held by a nominee.

        "DEBENTURE REGISTER" and "DEBENTURE REGISTRAR" have the respective meanings specified in Section 3.5.

        "DEBT RESTRICTED CASH" means the unborrowed portion of any land development loans to the Company held in restricted bank accounts under financing arrangements substantially similar to such loans made to the Company in the past.

        "EQUITY SECURITIES" means shares of Common Stock or of any other class or classes of capital stock of the Company, and any other securities of the Company other than debt securities (whether or not such debt securities are convertible into other securities of the Company).

        "EVENT OF DEFAULT" has the meaning specified in Section 5.1.

        "FUNDED DEBT" shall mean the sum of Senior Indebtedness, the Debentures Outstanding, Parity Indebtedness and Subordinated Indebtedness (except Shareholders Subordinated Debt) less Debt Restricted Cash.

        "GAAP" means generally accepted accounting principles consistently applied.

        "HOLDER" when used with respect to any Debenture means a Debentureholder.

        "INDEBTEDNESS" with respect to any person at any date means and includes all items of indebtedness which, in accordance with generally accepted accounting principles, would be included in determining total liabilities as shown on the liabilities side of a balance sheet of such person at such date, and in addition shall include (i) all indebtedness guaranteed or endorsed (other than for purposes of collection in the ordinary course of business), directly or indirectly, in any manner by such person, and contingent obligations of such person in respect of, or to purchase or otherwise acquire, indebtedness of others, (ii) all lease obligations of such person required under generally accepted accounting principles to be capitalized and reflected as a liability on the balance sheet of such person, and (iii) all indebtedness secured by any mortgage, lien, pledge, charge or encumbrance upon property owned by such person, whether or not the indebtedness so secured has been assumed by such person.

        "INDEPENDENT" when used with respect to any specified Person means such a Person who (1) is in fact independent, (2) does not have any direct financial interest or any material indirect financial interest in the Company or in any other obligor upon the Debentures or in any Affiliate of the Company or of such other obligor, and (3) is not connected with the Company or such other obligor or any Affiliate of the Company or of such other obligor, as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions. Whenever it is herein provided that any Independent Person's opinion or certificate shall be furnished to the Trustee, such Person shall be appointed by a Company Order and approved by the Trustee in the exercise of reasonable care, and such opinion or certificate shall state that the signer has read this definition and that the signer is Independent within the meaning hereof.

        "INITIAL INTEREST ACCRUAL DATE", as to any Debenture, means the date from which interest shall begin to accrue in connection with the original issuance of such Debenture, which shall be ___________, 1996, or with respect to any Debenture sold after any quarterly Interest Payment Date, the most recent Interest Payment Date.

        "INTEREST PAYMENT DATE" means the Stated Maturity of an installment of interest on the Debentures.

        "MATURITY" when used with respect to any Debenture means the date on which the principal of such Debenture becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

        "OFFICERS' CERTIFICATE" means a certificate signed by the President or a Vice President and delivered to the Trustee. Wherever this Indenture requires that an Officers' Certificate be signed also by a engineer or an accountant or other expert, such engineer, accountant or other expert (except as otherwise expressly provided in this Indenture) may be in the employ of the Company, and shall be reasonably acceptable to the Trustee.

        "OPINION OF COUNSEL" means a written opinion of counsel, who may (except as otherwise expressly provided in this Indenture) be counsel for the Company, and shall be reasonably acceptable to the Trustee.

        "OUTSTANDING" when used with respect to Debentures means, as of the date of determination, all Debentures theretofore authenticated and delivered under this Indenture, except:

        (i) Debentures theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

        (ii) Debentures for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Debentures, provided that, if such Debentures are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and

        (iii) Debentures in exchange for or in lieu of which other Debentures have been authenticated and delivered pursuant to this Indenture;

provided, however, that solely for purposes of determining whether the Holders of the requisite principal amount of Debentures Outstanding have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Debentures owned, of record or beneficially, by the Company or any other obligor upon the Debentures or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Debentures which the Trustee knows, after due inquiry to be so owned shall be so disregarded. Debentures so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Debentures and that the pledgee is not the Company or any other obligor upon the Debentures or any Affiliate of the Company or such other obligor.

        "PARITY INDEBTEDNESS" means any and all Indebtedness of the Company created, incurred, assumed, or guaranteed by the Company before, at, or after the date of execution of the Indenture which (a) matures by its terms, or is renewable at the option of the Company to a date, more than one year after the date of the original creation, incurrence, assumption, or guaranty of such Indebtedness by the Company, (b) contain covenants, conditions and restrictions on the Company which are not inconsistent with nor violate any of the covenants, conditions and restrictions in this Indenture, and (c) is neither Senior Indebtedness nor Subordinated Indebtedness. Parity Indebtedness shall include, without limitation, the Senior Subordinated Debentures, Series 10%, Due 2003.

        "PAYING AGENT" means any Person authorized by the Company to pay the principal of (and premium, if any) or interest on any Debentures on behalf of the Company.

        "PERSON" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivisions thereof.

        "PLACE OF PAYMENT" means a city or any political subdivision thereof designated as such in Section 3.1.

        "PREDECESSOR DEBENTURES" of any particular Debenture means every previous Debenture evidencing all or a portion of the same debt as that evidenced by such particular Debenture; and, for the purposes of this definition, any Debenture authenticated and delivered under Section 3.6 in lieu of a lost, destroyed or stolen Debenture shall be deemed to evidence the same debt as the lost, destroyed or stolen Debenture.

        "REDEMPTION DATE" when used with respect to any Debenture to be redeemed means the date fixed for such redemption by or pursuant to this Indenture.

        "REDEMPTION PRICE" when used with respect to any Debenture to be redeemed means the price at which it is to be redeemed pursuant to this Indenture.

        "REGULAR DIVIDEND" means a dividend declared by the Board of Directors to be payable to all holders of a class (or a series of a class) of Equity Securities of the Company as part of a program established by the Board of Directors to provide regular and continuous dividends to such holders (subject to the right of the Board of Directors to increase, decrease and omit such regular dividends), and shall not include special dividends or other distributions with respect to such Equity Securities not intended to be regular and continuous.

        "REGULAR RECORD DATE" for the interest payable on any Interest Payment Date means the date specified in Article 3.

        "REPAYMENT DATE" when used with respect to any Debenture to be repaid pursuant to Article 13 means the earlier of (i) the date of repayment of the principal of and interest on the Debenture (or portion thereof) as repaid in accordance with the provisions of Article 13 or (ii) 30 days after receipt by the Company or the Trustee of a request for repayment of the Debenture (or portion thereof) by the Holder thereof or his duly authorized legal representative in accordance with the provisions of Article 13.

        "RESPONSIBLE OFFICER" when used with respect to the Trustee means the Chairman or Vice-Chairman of the Board of Directors, the Chairman or Vice-Chairman of the Executive Committee of the Board of Directors, the President, any Vice President, the Secretary, any Assistant Secretary, the Treasurer, any Assistant Treasurer, the Cashier, any Assistant Cashier, any Trust Officer or Assistant Trust Officer, the Controller and any Assistant Controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

        "SENIOR INDEBTEDNESS" means the principal of, premium (if any) and interest on any and all Indebtedness of the Company (other than the Debentures, Parity Indebtedness and Subordinated Indebtedness) incurred in connection with
(i) the borrowing of money (whether secured or unsecured) from or guaranteed to banks, trust companies, insurance companies and other financial institutions,
(ii) all Indebtedness to specialized industry lenders to the extent it is secured by real estate and/or assets of the Company (including the cash value of life insurance) evidenced by bonds, debentures, mortgages, notes or other securities or other instruments, (iii) obligations under capitalized leases as determined by GAAP, and (iv) other non-recourse obligations to third parties in connection with the acquisition of land (but excluding option agreements or contingent purchase agreements which the Company has the right to terminate unilaterally) incurred, assumed or guaranteed by the Company before, at or after the date of execution of this Indenture, and all renewals, extensions and refundings thereof, unless in the instrument creating or evidencing any such Indebtedness or pursuant to which such Indebtedness is outstanding, it is provided that such Indebtedness, or such renewal, extension or refunding thereof, is junior or is not superior in right of payment to the Debentures.

        "SHAREHOLDERS SUBORDINATED DEBT" means any borrowing by the Company from its shareholders which is evidenced by a note or other instrument and expressly made Subordinated Indebtedness as required by Section 10.11 and which has a stated maturity which is later than the Stated Maturity of the Debentures.

        "SPECIAL RECORD DATE" for the payment of any Defaulted Interest (as defined in Section 3.7) means a date fixed by the Trustee pursuant to Section 3.7.

        "STATED MATURITY" when used with respect to any Debenture or any installment of interest thereon means the date specified in such Debenture as the fixed date on which the principal of such Debenture or such installment of interest is due and payable.

        "SUBORDINATED INDEBTEDNESS" means any and all Consolidated Indebtedness of the Company created, incurred, assumed, or guaranteed by the Company before, at, or after the date of execution of this Indenture which, by the terms of the instrument (or any supplemental instrument) creating or evidencing such Consolidated Indebtedness or pursuant to which such Indebtedness is outstanding,
(a) it is provided that such Consolidated Indebtedness, or any renewal, extension, or refunding thereof, is expressly subordinate and junior in right of payment to the Debentures (whether or not subordinated to any other Indebtedness of the Company) or (b) it is not, by its terms, Senior Indebtedness or Parity Indebtedness. For purposes of Section 10.11, Indebtedness to Affiliates shall be considered Subordinated Indebtedness only if such Indebtedness, and any renewal, extension or refunding thereof, is subordinate in right of payment to the Debentures in substantially the same manner and upon substantially the same terms as the Debentures are subordinate in right of payment to Senior Indebtedness as provided in Article 12.

        "SUBSIDIARY" means any corporation of which at least a majority of the outstanding voting stock is owned, at the time, directly or indirectly, by the Company, or by one or more Subsidiaries of the Company. For purposes of this definition, "voting stock" means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

        "TRUSTEE" means the Person named as the "Trustee" in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

        "WHOLLY-OWNED SUBSIDIARY" means a Subsidiary of which all of the outstanding voting stock (other than directors' qualifying shares) is at the time, directly or indirectly, owned by the Company, or by one or more Wholly-Owned Subsidiaries. For purposes of this definition "voting stock" shall have the same meaning as in the definition of Subsidiary.

1.2.    Compliance Certificates and Opinions.

        Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such Counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request no additional certificate or opinion need be furnished.

        Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

        (1) a statement that each Person signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

        (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

        (3) a statement that, in the opinion of each such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

        (4) a statement as to whether, in the opinion of each such Person, such condition or covenant has been complied with.

1.3.    Form of Documents Delivered to Trustee.

        In any case where several matters are required to be certified by, or covered by an opinion, or, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

        Any certificate or opinion of an officer of the Company may be based, in so far as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, a copy of which shall be attached to any such certificate or opinion of any such officer unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, in so far as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such Counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

        Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

1.4.   Acts of Debentureholders.

        (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Debentureholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Debentureholders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee, and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Debentureholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.1) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

        (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by an officer of a corporation or a member of a partnership, on behalf of such corporation or partnership, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

        (c)     The ownership of Debentures shall be proved by the Debenture
                Register.

        (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Debenture shall bind every future Holder of the same Debenture and the Holder of every Debenture issued upon the transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Debenture.

1.5.    Notices, etc., to Trustee and Company.

        Any request, demand, authorization, direction, notice, consent, waiver or Act of Debentureholders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

        (1) the Trustee by any Debentureholder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its principal corporate trust office, or

        (2) the Company by the Trustee or by any Debentureholder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to it at the address of its principal office specified in the first paragraph of this instrument or at any other address previously furnished in writing to the Trustee by the Company.

1.6.    Notices to Debentureholders; Waiver.

        Where this Indenture or any Debenture provides for notice to Debentureholders of any event, such notice shall be sufficiently given (unless otherwise herein or in such Debenture expressly provided) if in writing and mailed, first-class postage prepaid, to each Debentureholder affected by such event, at his address as it appears in the Debenture Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Debentureholders is given by mail, neither the failure to mail such notice, nor any defect in any such notice so mailed, to any particular Debentureholder shall affect the sufficiency of such notice with respect to other Debentureholders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Debentureholders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

        In case, by reason of the suspension of publication of any Authorized Newspaper, or by reason of any other cause, it shall be impossible to make publication of any notice in an Authorized Newspaper or Authorized Newspapers required by this Indenture, then such method of publication or notification as shall be made with the approval of the Trustee shall constitute a sufficient publication of such notice.

1.7.    Effect of Headings and Table of Contents.

        The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

1.8.    Successors and Assigns.

        All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

1.9.    Separability Clause.

        In case any provision in this Indenture or in the Debentures shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

1.10.   Benefits of Indenture.

        Nothing in this Indenture or in the Debentures, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, the holders of Senior Indebtedness and the Debentureholders, any benefit of any legal or equitable right, remedy or claim under this Indenture.

1.11.   Governing Law.

        This Indenture and the Debentures shall be governed by and construed in accordance with the laws of the State of Minnesota, without giving effect to the conflict of laws principles thereof.

1.12.   Legal Holidays.

        In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Debenture shall not be a Business Day at any Place of Payment then (notwithstanding any other provision of this Indenture or of the Debenture) payment of interest or principal (and premium, if any) of the Debentures need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity, provided that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be.


                                     ARTICLE
                                       2.
                                 DEBENTURE FORMS

2.1.    Forms Generally.

        The Debentures and the certificates of authentication thereon shall be in substantially the forms set forth in this Article, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon, as may be required to comply with the rules of any securities exchange, or as may, consistently herewith, be determined by the officers executing such Debentures, as evidenced by their execution of the Debentures. Any portion of the text of any Debenture may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Debenture.

        The definitive Debentures shall be printed, lithographed or engraved or produced by any combination of these methods on steel engraved borders or may be produced in any other manner permitted by the rules of any securities exchange, all as determined by the officers executing such Debentures, as evidenced by their execution of such Debentures.

2.2.    A. Form of Face of Debenture.


                        LUNDGREN BROS. CONSTRUCTION, INC.
                   SENIOR SUBORDINATED DEBENTURE, SERIES ____%
                                    DUE 2004

Register No.: ___________            Registered Principal Amount:$____________
Initial Interest
Accrual Date: ___________                                    CUSIP: __________


         LUNDGREN BROS. CONSTRUCTION, INC., a Minnesota corporation (herein called the "Company," which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to ________________ , or registered assigns, the principal sum of _____________ Dollars on ________________, 2004, and to pay interest thereon from the Initial Interest Accrual Date (as defined in said Indenture) on each January 1, April 1, July 1 and October 1, commencing the first of such dates following the Initial Interest Accrual Date, at the rate of _____% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture hereinafter referred to, be paid to the person in whose name this Debenture (or one or more Predecessor Debentures, as defined in said Indenture) is registered at the close of business on the Regular Record Date for such interest, which shall be the 15th day (whether or not a Business
Day) of the calendar month next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Registered Holder on such Regular Record Date, and may be paid to the person in whose name this Debenture (or one or more Predecessor Debentures) is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to the Holders not less than ten days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debentures may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. Payments of the principal of (and premium, if any) and interest on this Debenture will be made at the office or agency of the Company maintained for that purpose in Minneapolis or Saint Paul, Minnesota, or in such other office or agency as may be established by the Company pursuant to said Indenture, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made (subject to collection) by check mailed to the address of the person entitled thereto as such address shall appear on the Debenture Register.

        Reference is hereby made to the further provisions of this Debenture set forth on the reverse side hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

        This Debenture shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee under the Indenture.

        IN WITNESS WHEREOF, LUNDGREN BROS. CONSTRUCTION, INC. has caused this Debenture to be signed in its name by the manual or facsimile signature of its President or one of its Vice Presidents and attested by the manual or facsimile signature of its Secretary or one of its Assistant Secretaries.


Dated:  __________________, 1996         LUNDGREN BROS
                                         CONSTRUCTION, INC.


                                         By
                                             ---------------------------------
                                             Its


                                             ---------------------------------

ATTEST:


- --------------------------------
           Secretary


2.3.    B. Form of Reverse of Debenture.

                        LUNDGREN BROS. CONSTRUCTION, INC.
                   SENIOR SUBORDINATED DEBENTURE SERIES ____%
                                    DUE 2004

        This Debenture is one of a duly authorized issue of the Debentures of the Company designated as its Senior Subordinated Debentures, Series ___%, Due 2004 (herein called the "Debentures"), limited in aggregate principal amount to $3,000,000 issued and to be issued under an Indenture dated as of ________, 1996 (herein called the "Indenture"), between the Company and National City Bank of Minneapolis, National Association, as Trustee (herein called the "Trustee," which term includes any successor Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made of a statement of the respective rights thereunder of the Company, the Trustee and the Holders of the Debentures, and the terms upon which the Debentures are, and are to be, authenticated and delivered.

        The Debentures are general unsecured obligations of the Company. The payment of the principal of (and premium, if any) and interest on this Debenture is expressly subordinated, as provided in the Indenture, to the payment of all Senior Indebtedness, as defined in the Indenture, and, by the acceptance of this Debenture, the Holder hereof agrees, expressly for the benefit of the present and future holders of Senior Indebtedness, to be bound by the provisions of the Indenture relating to such subordination and authorizes and appoints as his attorney-in-fact the Trustee to take such action in his behalf as may be necessary or appropriate to effectuate such subordination.

        The Debentures may not be redeemed prior to October 31, 1998. Thereafter, the Company may, at its option, at any time on or after October 31, 1998, redeem the Debentures, either as a whole or from time to time in part, at the following Redemption prices (expressed in percentages of the principal amount thereof), together with interest accrued and unpaid thereon to the Redemption Date, if redeemed during the twelve month period beginning October 31, in each of the following years:

                    1998    1999     2000    2001     2002     2003
                    ----    ----     ----    ----     ----     ----

Redemption Price:   105%    104%     103%    102%     101%     100%

Notice of redemption shall be mailed to the registered Holders of the Debentures designated for redemption at their addresses as the same shall appear on the Debenture Register not less than thirty days prior to the Redemption Date, subject to all the conditions and provisions of the Indenture.

        The Debenture shall also be subject to a mandatory redemption by the Company in the event of a "Change of Control" as defined in the Indenture.

        Under certain circumstances and to the extent and subject to the limitations provided in the Indenture and upon request, the Company will, upon the death of the Holder of this Debenture, repay the principal amount of this Debenture, together with interest accrued to the Repayment Date, within thirty days following a request therefore from the Holder's authorized representative, in accordance with the provisions of the Indenture, if (i) this Debenture has been registered in the Holder's name since its date of Issue or for at least six months prior to the Holder's death, whichever is less, (ii) the principal amount of Debentures to be repaid as the result of the deceased Holder's death does not exceed $25,000, (iii) either the Company or the Trustee has been notified in writing of the request for repayment within 180 days after the Holder's death, and (iv) not more than $200,000 principal amount of Debentures (including those subject to the particular redemption request) have been redeemed from Holders in the past twelve months.

        If this Debenture, or a portion hereof, shall be redeemed by call for redemption or shall be accepted for repayment upon the death of the Holder, and payment be duly provided therefore as specified in the Indenture, interest shall cease to accrue on this Debenture or such portion hereof, as the case may be.

        Interest installments whose Stated Maturity is on or before the Redemption Date or Repayment Date will be payable to the Holders of such Debentures, or one or more Predecessor Debentures, of record at the close of business on the relevant Record Date referred to on the face hereof, all as provided in the Indenture. In the event of redemption or repayment of this Debenture in part only, a new Debenture or Debentures for the unredeemed or unrepaid portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

        If an Event of Default as defined in the Indenture shall occur and be continuing, the principal of all the Debentures may be declared due and payable in the manner and with the effect provided in the Indenture. The Company shall pay all costs of collection, whether or not judicial proceedings are instituted, in the manner provided in the Indenture. The Indenture provides that such declaration and its consequences may, in certain events, be annulled by the Holders of a majority in principal amount of the Debentures Outstanding.

        The Indenture permits, with certain exceptions, as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Debentures under the Indenture at any time by the Company with the consent of the Holders of 66-2/3% in aggregate principal amount of the Debentures at the time Outstanding, as defined in the Indenture. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Debentures at the time Outstanding, as defined in the Indenture, on behalf of the Holders of all the Debentures, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Debenture shall be conclusive and binding upon such Holder and upon all future Holders of this Debenture and of any Debenture issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Debenture.

        No reference herein to the Indenture and no provisions of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Debenture at the time, places and rate, and in the coin and currency, herein prescribed.

        As provided in the Indenture and subject to certain limitations therein set forth, this Debenture is transferable on the Debenture Register of the Company, upon surrender of this Debenture for registration of transfer at the office or agency of the Company to be maintained for that purpose in Minneapolis or Wayzata, Minnesota, or at such other office or agency as may be established by the Company for such purpose pursuant to the Indenture (initially the principal corporate trust office of the Trustee in Minneapolis, Minnesota), duly endorsed by, or accompanied by written instrument of transfer in form satisfactory to the Company and the Debenture Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Debentures, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

        The Debentures are issuable only in registered form, without coupons, in denominations of $1,000 and any integral multiple of thereof, as provided in the Indenture and subject to certain limitations therein set forth. Debentures are exchangeable for a like aggregate principal amount of Debentures of a different authorized denomination, as requested by the Holder surrendering the same.

        No service charge shall be made for any such transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

        Certain terms used in this Debenture which are defined in the Indenture have the meanings set forth therein.

        The Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name this Debenture is registered as the owner hereof for all purposes, whether or not this Debenture be overdue, and neither the Company, the Trustee, nor any such agent shall be affected by notice to the contrary.

2.4.    Form of Trustee's Certificate of Authentication.

        This is one of the Debentures referred to in the within mentioned Indenture.

                                  NATIONAL CITY BANK OF MINNEAPOLIS,
                                  NATIONAL ASSOCIATION,
                                  as Trustee


                                  By
                                      ----------------------------------
                                      Authorized Signature


                              [Form of Assignment]

        (To be executed by the registered holder if such holder desires to transfer this Debenture.)

        FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

     _____________________________________________________________________

     _____________________________________________________________________

     _____________________________________________________________________
                  (Please print name and address of transferee)

this Debenture, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ______________________, as Attorney, to transfer the within Debenture on the books kept for registration thereof, with full power of substitution.


Dated:_______________________________


Signature:___________________________
          (Signature must conform
          in all respects to name of
          holder as specified on the
          face of the Debenture)


(Insert Social Security or other Identifying Number of Transferee)
_______________________________
 Signature Guaranteed:


                                     ARTICLE
                                       3.
                                 THE DEBENTURES

3.1.    Title and Terms.

        The aggregate principal amount of Debentures which may be authenticated and delivered under this Indenture is limited to $3,000,000 except for Debentures authenticated and delivered upon transfer of, or in exchange for, or in lieu of other Debentures pursuant to Section 3.4, 3.5, 3.6, 9.5, 11.8 and
13.3. Forthwith upon the execution and delivery of this Indenture, or from time to time thereafter, Debentures up to a maximum aggregate principal amount of $3,000,000 may be executed by the Company and delivered to the Trustee for authentication, and shall thereupon be authenticated and delivered by the Trustee upon Company Order, without any further action by the Company.

        The Debentures shall be known and designated as the Senior Subordinated Debentures, Series ___% Due 2004 of the Company. Their Stated Maturity shall be ________ , 2004. The Debentures shall bear interest at the rate per annum as specified in the title of the Debentures, from the Initial Interest Accrual Date, payable on each January 1, April 1, July 1 and October 1, commencing the first of such dates following the Initial Interest Accrual Date, until the principal thereof is paid or made available for payment.

        The principal of (and premium, if any) and interest on the Debentures shall be payable at the office or agency of the Company maintained for such purpose (Place of Payment) in Minneapolis or Wayzata, Minnesota (initially the principal corporate trust office of the Trustee in Minneapolis, Minnesota), pursuant to Section 10.2; provided, however, that, at the option of the Company, payment of interest may be made (subject to collection) by check mailed to the address of the person entitled thereto as such address shall appear on the Debenture Register.

        The Debentures shall be redeemable as provided in Article 11.

        The Debentures shall be subordinated in right of payment to Senior Indebtedness of the Company as provided in Article 12.

        The Debentures shall be equal in right of payment to certain Indebtedness of the Company, defined as Parity Indebtedness.

        The Debentures shall be senior in right of payment to all Subordinated Indebtedness of the Company and to any Management Bonuses as provided for in
Section 10.12.

        The Debentures shall be repayable prior to their Stated Maturity as provided in Article 13.

        The Debentures are an obligation of the Company but not of any Affiliate.

3.2.    Denominations.

        The Debentures shall be issuable only in fully registered form, without coupons, and in denominations of $1,000 and any integral multiple thereof.

3.3.    Execution, Authentication and Delivery and Dating.

        The Debentures shall be executed on behalf of the Company by its Chairman of the Board, its President or one of its Vice Presidents and attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Debentures may be manual or facsimile.

        Debentures bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Debentures or did not hold such offices at the date of such Debentures.

        At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Debentures executed by the Company to the Trustee for authentication; and the Trustee shall authenticate and deliver such Debentures as in this Indenture provided and not otherwise.

        All Debentures authenticated for original issuance by the Company to the initial purchaser thereof shall be dated as of their respective Dates of Issue. All Debentures authenticated for any other purpose hereunder shall be dated the date of their authentication.

        No Debenture shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Debenture a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Debenture shall be conclusive evidence, and the only evidence, that such Debenture has been duly authenticated and delivered hereunder and is entitled to the benefits of the Indenture.

3.4.    Temporary Debentures.

        Pending the preparation of definitive Debentures, the Company may execute, and upon Company Order, the Trustee shall authenticate and deliver, temporary Debentures which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any denomination, substantially of the tenor of the definitive Debentures in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Debentures may determine, as evidenced by their execution of such Debentures.

        If temporary Debentures are issued, the Company will cause definitive Debentures to be prepared without unreasonable delay. After the preparation of definitive Debentures, the temporary Debentures shall be exchangeable for definitive Debentures upon surrender of the temporary Debentures at the office or agency of the Company in a Place of Payment, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Debentures the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Debentures of authorized denominations. Until so exchanged the temporary Debentures shall in all respects be entitled to the same benefits under this Indenture as definitive Debentures.

3.5.    Registration, Transfer and Exchange.

        The Company shall cause to be kept at the principal corporate trust office of the Trustee a register (herein sometimes referred to as the "Debenture Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Debentures and of transfers of Debentures. The Trustee is hereby appointed "Debenture Registrar" for the purpose of registering Debentures and transfers of Debentures as herein provided.

        Upon surrender for registration of transfer of any Debenture at the office or agency of the Company in a Place of Payment, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Debentures of any authorized denominations, of a like aggregate principal amount.

        At the option of the Holder, Debentures may be exchanged for other Debentures of any authorized denominations, and of a like aggregate principal amount, upon surrender of the Debentures to be exchanged at such office or agency. Whenever any Debentures are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Debentures which the Debentureholder making the exchange is entitled to receive.

        All Debentures issued upon any registration of transfer or exchange of Debentures shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Debentures surrendered upon such registration of transfer or exchange.

        Every Debenture presented or surrendered for transfer or exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Debenture Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing.

        No service charge shall be made for any transfer or exchange of Debentures, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Debentures, other than exchanges pursuant to Section 3.4 or Section 9.5 or Section 11.8 or Section 13.3 not involving any transfer.

        The Company shall not be required (i) to issue, register the transfer of, or exchange any Debenture during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Debentures selected for redemption under Section 11.04 and ending at the close of business on the day of such mailing, or (ii) to register the transfer or exchange of any Debenture so selected for redemption in whole or in part, except the unredeemed portion of any Debenture being redeemed in part.

3.6.    Mutilated, Destroyed, Lost and Stolen Debentures.

        If (i) any mutilated Debenture is surrendered to the Trustee, or the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Debenture, and (ii) there is delivered to the Company and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company or the Trustee that such Debenture has been acquired by a bona fide purchaser, the Company shall execute and upon its request the Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Debenture, a new Debenture of like tenor and principal amount, bearing a number not contemporaneously outstanding.

        In case any such mutilated, destroyed, lost or stolen Debenture has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Debenture, pay such Debenture.

        Upon the issuance of any new Debenture under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

        Every new Debenture issued pursuant to this Section in lieu of any destroyed, lost or stolen Debenture shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Debenture shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Debentures duly issued hereunder.

        The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Debentures.

3.7.    Payment of Interest; Interest Rights Preserved.

        Interest on any Debenture which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Debenture (or one or more Predecessor Debentures) is registered at the close of business on the Regular Record Date for such interest specified in Article 3.

        Any interest on any Debenture which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "Defaulted Interest") shall forthwith cease to be payable to the registered Holder on the relevant Regular Record Date by virtue of having been such Holder; and, except as hereinafter provided, such Defaulted Interest may be paid by the Company, at its election in each case, as provided in Clause 3.7(1) or Clause 3.7(2) below:

        (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Debentures (or their respective Predecessor Debentures) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Debenture and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this Clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 nor less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first class postage prepaid, to each Debentureholder at his address as it appears in the Debenture Register, not less than 10 days prior to such Special Record Date. The Trustee may, in its discretion, in the name and at the expense of the Company, cause a similar notice to be published at least once in an Authorized Newspaper in each Place of Payment, but such publication shall not be a condition precedent to the establishment of such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed by the Trustee as aforesaid, such Defaulted Interest shall be paid from the amounts so deposited by the Company to the Persons in whose names the Debentures (or their respective Predecessor Debentures) are registered on such Special Record Date and shall no longer be payable pursuant to the following Clause 3.7(2).

        (2) The Company may make payment of any Defaulted Interest on the Debentures in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debentures may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this Clause, such payment shall be deemed practicable by the Trustee.

        If any installment of interest whose Stated Maturity is on or prior to the Redemption Date for any Debentures called for redemption pursuant to Article 11 is not paid or duly provided for on or prior to the Redemption Date in accordance with the foregoing provisions of this Section, such interest shall be payable as part of the Redemption Price of such Debentures.

        If any installment of interest whose Stated Maturity is on or prior to the Repayment Date for any Debentures repaid pursuant to Article 13 is not paid or duly provided for on or prior to the Repayment Date in accordance with the foregoing provisions of this Section, such interest shall be repayable at the Repayment Date together with the repayment of such Debentures.

        Subject to the foregoing provisions of this Section, each Debenture delivered under this Indenture upon transfer of or in exchange for or in lieu of any other Debenture shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Debenture.

        All payments of interest on the Debentures to the person entitled thereto, whether made by the Company, the Trustee or any Paying Agent, as authorized pursuant to this Indenture, shall be made (subject to collection) by check mailed to the address of the person entitled thereto as such address shall appear on the Debenture Register, unless the Trustee determines such methods to be inappropriate in the circumstances.

        The Regular Record Date referred to in this Section for the payment of interest payable, and punctually paid or duly provided for, on any Interest Payment Date shall be the 15th day (whether or not a Business Day) of the calendar month next preceding such Interest Payment Date.

3.8.    Persons Deemed Owners.

        The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name any Debenture is registered as the owner of such Debenture for the purpose of receiving payment of principal of (and premium, if any), and (subject to Section 3.7) interest on, such Debenture and for all other purposes whatsoever, whether or not such Debenture be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

3.9.    Cancellation.

        All Debentures surrendered for payment, redemption, registration of transfer, exchange or conversion shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and, if not already cancelled, shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Debentures previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Debentures so delivered shall be promptly cancelled by the Trustee. No Debentures shall be authenticated in lieu of or in exchange for any Debentures cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Debentures held by the Trustee shall be disposed of as directed by a Company Order.

3.10.   Authentication and Delivery of Original Issue.

        Forthwith upon the execution and delivery of this Indenture, or from time to time thereafter, Debentures up to the aggregate principal amount of $3,000,000 may by executed by the Company and delivered to the Trustee for authentication and delivered by the Trustee upon Company Order, without any further action by the Company.

3.11.   Computation of Interest.

        Interest on the Debentures shall be computed on the basis of a 360-day year of twelve 30-day months.


                                     ARTICLE
                                       4.
                           SATISFACTION AND DISCHARGE

4.1.   Satisfaction and Discharge of Indenture.

        This Indenture shall cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Debentures herein expressly provided for), and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

                (1)     either

                        (A) all Debentures theretofore authenticated and
                delivered (other than (i) Debentures which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.6, and (ii) Debentures for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 10.3) have been delivered to the Trustee cancelled or for cancellation; or

                        (B) all such Debentures not theretofore delivered to the
                Trustee cancelled or for cancellation

                        (i) have become due and payable, or

                        (ii) will become due and payable at their Stated
                Maturity within one year, or

                        (iii) are to be called for redemption within one year
                under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of (i),
                (ii) or (iii) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount sufficient to pay and discharge the entire indebtedness on such Debentures not theretofore delivered to the Trustee cancelled or for cancellation, for principal (and premium, if any) and interest to the date of such deposit (in the case of Debentures which have become due and payable), or to the Stated Maturity or Redemption Date, as the case may be;

                (2) the Company has paid or caused to be paid all other sums payable hereunder by the Company, including sums payable to the Trustee under Section 6.7 hereof; and

                (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with; and

                (4) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel to the effect that such deposit does not violate (a) the provisions of Article 12 hereof or (b) any provisions of any Senior Indebtedness.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 6.7 shall survive, and, if the money shall have been deposited with the Trustee pursuant to subclause
(B) of clause (1) of this Section, the obligations of the Trustee under Section
4.2 and the last paragraph of Section 10.3 shall survive.

4.2.   Application of Trust Money.

        All money deposited with the Trustee pursuant to Section 4.1 shall be held in trust and applied by it, in accordance with the provisions of the Debentures and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.


                                     ARTICLE
                                       5.
                                    REMEDIES

5.1.    EVENTS OF DEFAULT.

        "EVENT OF DEFAULT", wherever used herein means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

        (1) default in the payment of any interest upon any Debenture when it becomes due and payable, and continuance of such default for a period of 30 days (whether or not such payment is prohibited under the provisions of Article 12 hereof); or

        (2) default in the payment of the principal of (or premium, if any, on) any Debenture at its Maturity, and continuance of such default for a period of 30 days (whether or not such payment is prohibited under the provisions of Article 12 hereof); or

        (3) default in the performance, or breach, of any covenant or warranty of the Company in this Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 10% in principal amount of the Outstanding Debentures, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "NOTICE OF DEFAULT" hereunder; or

        (4)     breach of any covenant of the Company contained in Sections
                10.15 and 10.16 hereof and the continuance of such breach for a period of 30 days after the due date for filing of the report pursuant to Section 7.3(5) which reports such breach, unless prior to the expiration of the 30 day period referred to above, the Company shall have filed with the Trustee a certificate of Coopers and Lybrand, LLP, or such other certified independent public auditor, certifying that such breach has been cured; or

        (5) the entry of a decree or order by a court having jurisdiction in the premises adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under the Federal Bankruptcy Code or any other applicable Federal or State law, or appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

        (6) the institution by the Company of proceedings to be adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under the Federal Bankruptcy Code or any other applicable Federal or State law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company in furtherance of any such action;

        (7) if any event of default, as defined in any bond, debenture, note, mortgage, indenture or instrument under which there may be issued, or by which there may be secured or evidenced, any Indebtedness of the Company (including obligations under capitalized leases), shall happen and shall result in such Indebtedness in excess of the lesser of (i) $250,000 or (ii) the amount set forth in the Company's principal credit facility for such default in other Indebtedness, becoming or being declared due and payable prior to the date on which it would otherwise become due and payable, and such acceleration shall not be rescinded or annulled, or such Indebtedness shall not have been discharged, within a period of sixty days after such Indebtedness has been so accelerated; or

        (8) the rendering of any final judgment, decree or order in excess of the lesser of (i) $250,000 or (ii) the amount set forth in the Company's principal credit facility for such default in other Indebtedness, which remains unsatisfied for any period of 30 days without a stay of execution.

5.2.    Acceleration of Maturity; Recision and Annulment.

        If an Event of Default occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in principal amount of the Debentures Outstanding may declare the principal amount of all the Debentures to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Debentureholders), and upon any such declaration such entire principal amount and all interest shall become immediately due and payable. Collection actions or judicial proceedings may be commenced as set forth in Section 5.3.

        At any time after such a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the Debentures Outstanding, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

                (1) the Company has paid or deposited with the Trustee a sum sufficient to pay

                        (A) all overdue installments of interest on all
                Debentures

                        (B) the principal of (and premium, if any, on) any
                Debentures which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Debentures,

                        (C) to the extent that payment of such interest is
                lawful, interest upon overdue installments of interest at the rate borne by the Debentures, and

                        (D) all sums paid or advanced by the Trustee hereunder
                and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and the Holders and their agents and counsel if such Holders have initiated action in accordance with this Section 5.2; and

                (2) all Events of Default, other than the non-payment of the principal amount of Debentures which have become due solely by such acceleration, have been cured, or waived as provided in Section 5.13.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

5.3.    Collection of Indebtedness and Suits for Enforcement by Trustee

        The Company covenants that if

        (1) default occurs in the payment of any installment of interest on any Debenture when such interest becomes due and payable and such default continues for a period of 30 days thereafter, or

        (2) default occurs in the payment of the principal of (or premium, if any, on) any Debenture at its Maturity thereof and such default continues for a period of 30 days thereafter,

the Company will, upon demand of the (i) Trustee or (ii) Holders of not less than 10% in principal amount of the Debentures Outstanding, pay to the Trustee, for the benefit of the Holders of such Debentures, the whole amount then due and payable on such Debentures for principal (and premium, if any) and interest, with interest upon the overdue principal (and premium, if any) and, to the extent that payment of such interest shall be legally enforceable, upon overdue installments of interest, at the rate borne by the Debentures; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of (i) the Trustee or (ii) such Holders as set forth herein, and their respective agents and counsel, as the case may be, whether or not judicial proceedings are commenced.

        If the Company fails to pay such amount forthwith upon such demand, (i) the Trustee, in its own name and as trustee of an express trust, or (ii) Holders of not less than 25% in principal amount of the Debentures Outstanding, on behalf of all Holders, may institute judicial proceedings for the collection of the sums so due and unpaid, and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Company or any other obligor upon the Debentures and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Debentures, wherever situated. The Trustee or the Holders of not less than 25% in principal amount of the Debentures Outstanding may also elect at any time to accelerate the entire principal amount pursuant to Section
5.2 and then may institute judicial proceedings or amend its existing judicial proceedings for the collection of the entire amount due and owing as set forth herein.

        If an Event of Default occurs and is continuing, the Trustee may, in its discretion, proceed to protect and enforce its rights and the rights of the Debentureholders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy. Holders of not less than 25% in principal amount of the Debentures Outstanding, on behalf of all Holders, may initiate such appropriate judicial proceedings in the same manner as the Trustee. The Trustee or the Holders initiating action hereunder, as the case may be, shall be reimbursed for the costs of collection incurred as provided for above in this Section 503.

5.4.    Trustee May File Proofs of Claim.

        In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Debentures or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Debentures shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

                (i) to file and prove a claim for the whole amount of principal (and premium, if any) and interest owing and unpaid in respect of the Debentures and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Debentureholders allowed in such judicial proceeding, and

                (ii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator (or other similar official) in any such judicial proceedings is hereby authorized by each Debentureholder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Debentureholders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.7.

        Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Debentureholder any plan of reorganization, arrangement, adjustment or composition affecting the Debentures or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Debentureholder in any such proceeding.

5.5.    Trustee May Enforce Claims Without Possession of Debentures.

        All rights of action and claims under this Indenture or the Debentures may be prosecuted and enforced by the Trustee without the possession of any of the Debentures or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Debentures in respect of which such judgment has been removed.

5.6.    Application of Money Collected.

        Any money collected by the Trustee or the Holders directly pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Debentures and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

        FIRST: To the payment of all amounts due the Trustee under Section 6.7;

        SECOND: To the payment of the amounts then due and unpaid upon the Debentures for costs of collection, principal (and premium, if any) and interest, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Debentures for principal (and premium, if any) and interest, respectively; and

        THIRD: To the payment of the remainder, if any, to the Company or any other person lawfully entitled thereto.

5.7.    Limitation on Suits.

        (a)     Prior to the declaration of acceleration provided for in Section
                5.2 hereof, no Holder of any Debenture shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

                (1) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

                (2) the Holders of not less than 25% in principal amount of the Outstanding Debentures shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

                (3) such Holder or Holders have offered to the Trustee reasonable indemnity, consistent with typical arrangements with other similar indenture trustees, against the costs, expenses and liabilities to be incurred in compliance with such request;

                (4) the Trustee for 30 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceedings; and

                (5) no direction inconsistent with such written request has been given to the Trustee during such 30 day period by the Holders of a majority in principal amount of the Outstanding Debentures;

                it being understood and intended that no one or more Holders of Debentures shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Debentures, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders of Debentures.

        (b)     After the declaration of acceleration provided for in Section
                5.2 hereof, Holders of 5% or more in principal amount of Outstanding Debentures may institute judicial proceedings in respect to such Event of Default which triggers the declaration of acceleration in their own name in the manner provided in
                Section 5.3 if the Trustee has not instituted such proceedings within 60 days after such declaration, it being understood that such Holders shall not have any right in any manner whatever by virtue of, or by availing of, any provision of the Indenture to affect, disturb or prejudice the rights of any other Holders of Debentures, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any rights under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders of Debentures.

5.8. Unconditional Right of Debentureholder to Receive Principal, Premium and Interest.

        Notwithstanding any other provision in this Indenture, but subject to the provisions of Article 12, the Holder of any Debenture shall have the right which is absolute and unconditional to receive payment of the principal of (and premium, if any) and (subject to Section 3.7) interest on such Debenture on the respective Stated Maturities expressed in such Debenture (or, in the case of redemption, on the Redemption Date), or in the case of repayment pursuant to
Article 13, on the Repayment Date, and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder.

5.9.    Restoration of Rights and Remedies.

        If the Trustee or any Debentureholder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Debentureholder, then and in every such case, the Company, the Trustee and the Debentureholders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Debentureholders shall continue as though no such proceeding had been instituted.

5.10.   Rights and Remedies Cumulative.

        Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Debentures in the last paragraph of
Section 3.6, no right or remedy herein conferred upon or reserved to the Trustee or to the Debentureholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

5.11.   Delay or Omission Not Waiver.

        No delay or omission of the Trustee or of any Holder of any Debenture to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Debentureholders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Debentureholders, as the case may be.

5.12.   Control by Debentureholders.

        The Holders of a majority in principal amount of the Outstanding Debentures shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, provided that

        (1) such direction shall not be in conflict with any rule of law or with this Indenture, and

        (2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

5.13.   Waiver of Past Defaults.

        The Holders of not less than 66-2/3% in principal amount of the Debentures Outstanding specified in Article 5 may on behalf of the Holders of all the Debentures waive any past default hereunder and its consequences, except a default:

        (1) in the payment of the principal of (or premium, if any) or interest on any Debenture (provided, however, that Holders of not less than 80% in principal amount of Debentures Outstanding may consent to a postponement of any interest payment for a period not exceeding two years from its due date), or

        (2) in respect of a covenant or provision hereof which under Article 9 cannot be modified or amended without the consent of the Holder of each Outstanding Debenture affected.

        Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

5.14.   Undertaking for Costs.

        All parties to this Indenture agree, and each Holder of any Debenture by his acceptance thereof shall be deemed to have agreed, that any court may, in its discretion, require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may, in its discretion, assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee; to any suit instituted by any Debentureholder, or group of Debentureholders, holding in the aggregate more than (i) 25% in principal amount of the Outstanding Debentures if commenced prior to acceleration or (ii) 5% in principal amount of Outstanding Debentures if commenced after acceleration; or to any suit instituted by any Debentureholder for the enforcement of the payment of the principal of (or premium, if any) or interest on any Debenture on or after the respective Stated Maturities expressed in such Debenture (or, in the case of redemption, on or after the Redemption Date), or in the case of repayment pursuant to Article 13, on the Repayment Date.

5.15.   Waiver of Stay or Extension Laws.

        The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time thereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.


                                     ARTICLE
                                       6.
                                   THE TRUSTEE

6.1.    Certain Duties and Responsibilities.

        (a)     Except during the continuance of an Event of Default:

                (1) the Trustee undertakes to perform its duties hereunder in good faith, but only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.

        (b) In any case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

        (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that

                (1) this Subsection shall not be construed to limit the effect of Subsection (a) of this Section;

                (2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that such Responsible Officer was negligent in ascertaining the pertinent facts;

                (3) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Debentures relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture; and

                (4) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or power, if it shall have good faith belief that repayment of such funds or adequate indemnity as required under this Indenture against such risk or liability is not reasonably assured to it.

        (d) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

6.2.    Notice of Defaults.

        Within 10 days after the occurrence of any default hereunder, the Trustee shall mail to the Underwriters, as defined in Section 7.1 hereof, a notice of such default hereunder known to the Trustee unless such default shall have been cured or waived. Within 90 days after the occurrence of any default hereunder, the Trustee shall transmit by mail to all Debentureholders, as their names and addresses appear in the Debenture Register, notice of such default hereunder known to the Trustee, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of (or premium, if any) or interest on any Debenture or in the payment of any sinking or purchase fund installment, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interest of the Debentureholders; and provided, further, that in the case of any default of the character specified in Section 5.1(3) no such notice to Debentureholders shall be given until at least 30 days after the occurrence thereof. For the purpose of this Section the term "default" means any event which is, or after notice or lapse of time or both would become, an Event of Default.

6.3.    Certain Rights of Trustee.

        Except as otherwise provided in Section 6.1:

        (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

        (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

        (c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate;

        (d) the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

        (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Debentureholders pursuant to this Indenture, unless such Debentureholders shall have offered to the Trustee reasonable indemnity, consistent with typical arrangements with other similar indenture trustees against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction; and

        (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney.

6.4.    Not Responsible for Recitals or Issuance of Debentures.

        The recitals contained herein and in the Debentures, except the certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Debentures. The Trustee shall not be accountable for the use or application by the Company of Debentures or the proceeds thereof.

6.5.    May Hold Debentures.

        The Trustee, any Paying Agent, Debenture Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Debentures and, subject to Section 6.11, if operative, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Paying Agent, Debenture Registrar or such other agent.

6.6.    Money Held in Trust.

        Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company.

6.7.    Compensation and Reimbursement.

        The Company agrees

        (1) to pay the Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

        (2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

        (3) to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder, upon final adjudication of the right to such indemnification from the Company.

         As security for the performance of the obligations of the Company under this Section, the Trustee shall have a lien prior to the Debentures upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of (and premium, if any) or interest on Debentures.

6.8.    Disqualification; Conflicting Interests.

        (a) If the Trustee has or shall acquire any conflicting interest, as defined in this Section 6.8, then, within 90 days after ascertaining that it has such conflicting interest, and if the default (as defined in Section 6.8 (c)) to which such conflicting interest related has not been cured or duly waived or otherwise eliminated before the end of such 90-day period, the Trustee shall either eliminate such conflicting interest or resign in the manner and with the effect hereinafter specified in this Article.

        (b) In the event that the Trustee shall fail to comply with the provisions of Subsection (a) of this Section, within ten (10) days after the expiration of such 90-day period, the Trustee shall transmit by mail to all Debentureholders, as their names and addresses appear in the Debenture Register, notice of such failure.

        (c) For the purposes of this Section, the Trustee shall be deemed to have a conflicting interest if:

                (1) the Trustee is trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the Company are outstanding, unless such other indenture is a collateral trust indenture under which the only collateral consists of Debentures issued under this Indenture, provided that there shall be excluded from the operation of this paragraph any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Company are outstanding, if

                        (i) this Indenture and such other indenture or indentures are wholly unsecured and such other indenture or indentures are hereafter qualified under the Trust Indenture Act, unless the Commission shall have found and declared by order pursuant to Section 3.6(b) or Section 3.7(l) of the Trust Indenture Act that differences exist between the provisions of this Indenture and the provisions of such other indenture or indentures which are so likely to involve a material conflict of interest as to make it necessary in the public interest or for the protection of investors to disqualify the Trustee from acting as such under this Indenture and such other indenture or indentures, or

                        (ii) the Company shall have sustained the burden of proving, on application to the Commission and after opportunity for hearing thereon, that trusteeship under this Indenture and such other indenture or indentures is not so likely to involve a material conflict of interest as to make it necessary in the public interest or for the protection of investors to disqualify the Trustee from acting as such under one of such indentures;

                (2) the Trustee or any of its directors or executive officers is an underwriter for the Company;

                (3) the Trustee directly or indirectly controls or is directly or indirectly controlled by or is under direct or indirect common control with an underwriter for the Company;

                (4) the Trustee or any of its directors or executive officers is a director, officer, partner, employee, appointee or representative of the Company, or of an underwriter (other than the Trustee itself) for the Company who is currently engaged in the business of underwriting, except that (i) one individual may be a director or an executive officer, or both, of the Trustee and a director or an executive officer, or both, of the Company but may not be at the same time an executive officer of both the Trustee and the Company;
                        (ii) if and so long as the number of directors of the Trustee in office is more than nine, one additional individual may be a director or an executive officer, or both, of the Trustee and a director of the Company; and
                        (iii) the Trustee may be designated by the Company or by any underwriter for the Company to act in the capacity of transfer agent, registrar, custodian, paying agent, fiscal agent, escrow agent or depositary, or in any other similar capacity or, subject to the provisions of paragraph (a) of this Subsection, to act as trustee, whether under an indenture or otherwise;

                (5) Ten percent (10%) or more of the voting securities of the Trustee is beneficially owned either by the Company or by any director or executive officer thereof, or 20% or more of such voting securities is beneficially owned, collectively, by any two or more of such persons; or 10% or more of the voting securities of the Trustee is beneficially owned either by an underwriter for the Company or by any director, partner or executive officer of any such underwriter, or is beneficially owned, collectively, by any two or more such persons;

                (6) the Trustee is the beneficial owner of, or holds as collateral security for an obligation which is in default (as hereinafter in this Subsection defined), (i) 5% or more of the voting securities, or 10% or more of any other class of security of the Company not including the Debentures issued under this Indenture and securities issued under any other indenture under which the Trustee is also trustee, or (ii) 10% or more of any class of security of an underwriter for the Company;

                (7) the Trustee is the beneficial owner of, or holds as collateral security for an obligation which is in default (as hereinafter in this Subsection defined), 5% or more of the voting securities of any person who, to the knowledge of the Trustee, owns 10% or more of the voting securities of, or controls directly or indirectly or is under direct or indirect common control with the Company;

                (8) the Trustee is the beneficial owner of, or holds as collateral security for an obligation which is in default (as hereinafter in this Subsection defined), 10% or more of a class of security of any person who, to the knowledge of the Trustee, owns 50% or more of the voting securities of the Company;

                (9) the Trustee owns, on the date of default upon the Debentures or on any anniversary of such default while the default upon the Debentures remains outstanding, in the capacity of executor, administrator, testamentary or inter vivos trustee, guardian, committee or conservator, or in any other similar capacity, an aggregate of 25% or more of the voting securities, or of any class of security, of any person, the beneficial ownership of a specify percentage of which would have constituted a conflicting interest under paragraph (6), (7) or (8) of this Subsection. As to any such securities of which the Trustee acquired ownership through becoming executor, administrator or testamentary trustee of an estate which included them, the provisions of the preceding sentence shall not apply, for a period of two years from the date of such acquisition, to the extent that such securities included in such estate do not exceed 25% of such voting securities or 25% of any such class of security. Promptly after the date of any such default and annually each succeeding year that the Debentures remain in default, the Trustee shall make a check of its holdings of such securities in any of the above-mentioned capacities as of such dates. If the Company fails to make payment in full of the principal of (or premium, if any) or interest on any of the Debentures when and as the same becomes due and payable, and such failure continues for 30 days thereafter, the Trustee shall make a prompt check of its holdings of such securities in any of the above-mentioned capacities as of the date of the expiration of such 30-day period, and after such date, notwithstanding the foregoing provisions of this paragraph, all such securities so held by the Trustee, with sole or joint control over such securities vested in it, shall, but only so long as such failure shall continue, be considered as though beneficially owned by the Trustee for the purposes of paragraphs (6), (7) and
                        (8) of this Subsection; or

                (10)    except under the circumstances described in paragraphs
                        (1), (3), (4), (5) or (6) of Section 3.11(b) of the
                        Trust Indenture Act, the Trustee shall be or become a creditor of the Company.

        The specification of percentages in paragraphs (5) to (9), inclusive, of this Subsection shall not be construed as indicating that the ownership of such percentage of the securities of a person is or is not necessary or sufficient to constitute direct or indirect control for the purposes of paragraph (3) or (7) of this Subsection.

        For the purposes of paragraphs (6), (7), (8) and (9) of this Subsection only, (i) the terms "security" and "securities" shall include only such securities as are generally known as corporate securities, but shall not include any note or other evidence of indebtedness issued to evidence an obligation to repay moneys lent to a person by one or more banks, trust companies or banking firms, or any certificate of interest or participation in any such note or evidence of indebtedness; (ii) an obligation shall be deemed to be "in default" when a default in payment of principal shall have continued for 30 days or more and shall not have been cured; and (iii) the Trustee shall not be deemed to be the owner or holder of (A) any security which it holds as collateral security, as trustee or otherwise, for an obligation which is not in default as defined in clause (ii) above, or (B) any security which it holds as collateral security under this Indenture, irrespective of any default hereunder, or (C) an security which it holds as agent for collection, or as custodian, escrow agent or depositary, or in any similar representative capacity.

        (d)     For the purposes of this Section:

                (1) The term "underwriter," when used with reference to the Company means every person who, within one year prior to the time as of which the determination is made, has purchased from the Company with a view to, or has offered or sold for the Company in connection with, the distribution of any security of the Company outstanding at such time, or has participated or has had a direct or indirect participation in any such undertaking, or has participated or has had a participation in the direct or indirect underwriting of any such undertaking, but such term shall not include a person whose interest was limited to a commission from an underwriter or dealer not in excess of the usual and customary distributors' or sellers' commission.

                (2) The term "director" means any director of a corporation or any individual performing similar functions with respect to any organization, whether incorporated or unincorporated.

                (3) The term "person" means an individual, a corporation, association, a joint stock company, a trust, an unincorporated organization or a government or political subdivision thereof. As used in this paragraph, the term "trust" shall include only a trust where the interest or interests of the beneficiary or beneficiaries are evidenced by a security.

                (4) The term "voting security" means any security presently entitling the owner or holder thereof to vote in the direction or management of the affairs of a person, or any security issued under or pursuant to any trust, agreement or arrangement whereby a trustee or trustees or agent or agents for the owner or holder of such security are presently entitled to vote in the direction or management of the affairs of a person.

                (5) The term "Company" means any obligor upon the Debentures.

                (6) The term "executive officer" means the president, every vice president, every trust officer, the cashier, the secretary and the treasurer of a corporation, and any individual customarily performing similar functions with respect to any organization whether incorporated or unincorporated, but shall not include the chairman of the board of directors.

                (7) The term "default" shall mean an Event of Default or an event which with notice or passage of time, or both, would constitute an Event of Default.

        (e) The percentages of voting securities and other securities specified in this Section shall be calculated in accordance with the following provisions:

                (1) A specified percentage of the voting securities of the Trustee, the Company or any other person referred to in this Section (each of whom is referred to as a "person" in this paragraph) means such amount of the outstanding voting securities of such person as entitles the holder or holders thereof to cast such specified percentage of the aggregate votes which the holders of all the outstanding voting securities of such person are entitled to cast in the direction or management of the affairs of such person.

                (2) A specified percentage of a class of securities of a person means such percentage of the aggregate amount of securities of the class outstanding.

                (3) The term "amount," when used in regard to securities, means the principal amount if relating to evidences of indebtedness, the number of shares if relating to capital shares and the number of units if relating to any other kind of security.

                (4) The term "outstanding" means issued and not held by or for the account of the issuer. The following securities shall not be deemed outstanding within the meaning of this definition:

                        (i) securities of an issuer held in a sinking fund relating to securities of the issuer of the same class;

                        (ii) securities of an issuer held in a sinking fund relating to another class of securities of the issuer, if the obligation evidenced by such other class of securities is not in default as to principal or interest or otherwise;

                        (iii) securities pledged by the issuer thereof as security for an obligation of the issuer not in default as to principal or interest or otherwise; and

                        (iv) securities held in escrow if placed in escrow by the issuer thereof, provided, that any voting securities of an issuer shall be deemed outstanding if any person other than the issuer is entitled to exercise the voting rights thereof.

                (5) A security shall be deemed to be of the same class as another security if both securities confer upon the holder or holders thereof substantially the same rights and privileges, provided, that, in the case of secured evidences of indebtedness, all of which are issued under a single indenture, differences in the interest rates or maturity dates of various series thereof shall not be deemed sufficient to constitute such series different classes and provided, further, that, in the case of unsecured evidences of indebtedness, differences in the interest rates or maturity dates thereof shall not be deemed sufficient to constitute the securities of different classes, whether or not they are issued under a single indenture.

6.9.    Trustee Required; Eligibility.

        There shall at all times be a Trustee hereunder which shall (a) be a corporation or trust company organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to exercise corporate trust powers, (b) have a combined capital and surplus of at least $25,000,000, and (c) either have an office in Minneapolis or St. Paul, Minnesota or appoint an agent in Minneapolis or St. Paul, Minnesota to conduct any activities which the Trustee is required under the Indenture to conduct in St. Paul or Minneapolis. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

6.10.   Resignation and Removal; Appointment of Successor.

        (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 6.9.

        (b) The Trustee may resign at any time by giving written notice thereof to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

        (c) The Trustee may be removed at any time by Act of the Holders of a majority in principal amount of the Outstanding Debentures, delivered to the Trustee and to the Company, or by action of the Company upon reasonable cause, provided that the Company is not or has not been in default in the past twelve months under this Indenture, and provided further that the Company has engaged a substitute corporate trustee which is qualified to act as Trustee under the Trust Indenture Act of 1939, as amended.

        (d) If at any time the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company by a Board Resolution may remove the Trustee, or (ii) subject to Section 5.14, any Debentureholder who has been a bona fide Holder of a Debenture for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee or Trustees.

        (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Debentures delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Debentureholders and accepted appointment in the manner hereinafter provided, any Debentureholder who has been a bona fide Holder of a Debenture or at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

        (f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee by mailing written notice of such event by first-class mail, postage prepaid, to the Holders of Debentures as their names and addresses appear in the Debenture Register. Each notice shall include the name of the successor Trustee and the address of its principal corporate trust office.

6.11.   Acceptance of Appointment by Successor.

        Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee, and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder, subject nevertheless to its lien, if any, provided for in Section 6.7. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

        No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

6.12.   Merger, Conversion or Succession to Business.

        Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, to the extent operative, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Debentures shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Debentures so authenticated with the same effect as if such successor Trustee had itself authenticated such Debenture.

6.13.   Preferential Collection of Claims against Company.

        (a) Subject to Subsection (b) of this Section, if the Trustee shall be or shall become a creditor, directly or indirectly, secured or unsecured, of the Company within three months prior to a default, as defined in Subsection (c) of this Section, or subsequent to such a default, then, unless and until such default shall be cured, the Trustee shall set apart and hold in a special account for the benefit of the Trustee individually, the Holders of the Debentures and the holders of other indenture securities (as defined in Subsection (c) of this Section):

                (1) an amount equal to any and all reductions in the amount due and owing upon any claim as such creditor in respect of principal or interest, effected after the beginning of such three month period and valid as against the Company and its other creditors, except any such reduction resulting from the receipt or disposition of any property described in paragraph (2) of this Subsection, or from the exercise of any right of set-off which the Trustee could have exercised if a petition in bankruptcy had been filed by or against the Company upon the date of such default; and

                (2) all property received by the Trustee in respect of any claim as such creditor, either as security therefor, or in satisfaction or composition thereof, after the beginning of such three months period, or an amount equal to the proceeds of any such property, if disposed of, subject, however, to the rights, if any, of the Company and it other creditors in such property or such proceeds.

        Nothing herein contained, however, shall affect the right of the
Trustee:

                        (A) to retain for its own account (i) payments made on account of any such claim by any Person (other than the Company) who is liable thereon, and (ii) the proceeds of the bona fide sale of any such claim by the Trustee to a third person, and (iii) distributions made in cash, securities or other property in respect of claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to the Federal Bankruptcy Act or applicable State law;

                        (B) to realize, for its own account, upon any property held by it as security for any such claim, if such property was so held prior to the beginning of such three months period;

                        (C) to realize, for its own account, but only to the extent of the claim hereinafter mentioned, upon any property held by it as security for any such claim, if such claim was created after the beginning of such three months period and such property was received as security therefor simultaneously with the creation thereof, and if the Trustee shall sustain the burden of proving that at the time such property was so received the Trustee has no reasonable cause to believe that a default as defined in Subsection (c) of this Section would occur within three months; or

                        (D) to receive payment on any claim referred to in paragraph (B) or (C), against the release of any property held as security for such claims as provided in paragraph (B) or (C), as the case may be, to the extent of the fair value of such property.

                For the purposes of paragraphs (B), (C) and (D), property substituted after the beginning of such three months period for property held as security at the time of such substitution shall, to the extent of the fair value of the property released, have the same status as the property released, and, to the extent that any claim referred to in any of such paragraphs is created in renewal of or in substitution for or for the purpose of repaying or refunding any pre-existing claim of the Trustee as such creditor, such claim shall have the same status as such pre-existing claim.

                If the Trustee shall be required to account, the funds and property held in such special account and the proceeds thereof shall be apportioned between the Trustee, the Debentureholders and the holders of other indenture securities in such manner that the Trustee, the Debentureholders and the holders of other indenture securities realize, as a result of payments from such special account and payments of dividends on claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to the Federal Bankruptcy Act or applicable State law, the same percentage of their respective claims, figured before crediting to the claim of the Trustee anything on account of the receipt by it from the Company of the funds and property in such special account and before crediting to the respective claims of the Trustee and the Debentureholders and the holders of other indenture securities dividends on claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to the Federal Bankruptcy Act or applicable State law, but after crediting thereon receipts on account of the indebtedness represented by their respective claims from all sources other than from such dividends and from the funds and property so held in such special accounts. As used in this paragraph, with respect to any claim, the term "dividends" shall include any distribution with respect to such claim, in bankruptcy or receivership or proceedings for reorganization pursuant to the Federal Bankruptcy Act or applicable State law, whether such distribution is made in cash, securities, or other property, but shall not include any such distribution with respect to the secured portion, if any, of such claim. The court in which such bankruptcy, receivership or proceedings for reorganization is pending shall have jurisdiction (i) to apportion between the Trustee and the Debentureholders and the holders of other indenture securities, in accordance with the provisions of this paragraph, the funds and property held in such special account and proceeds thereof, or (ii) in lieu of such apportionment, in whole or in part, to give the provisions of this paragraph due consideration in determining the fairness of the distributions to be made to the Trustee and the Debentureholders and the holders of other indenture securities with respect to their respective claims, in which event it shall not be necessary to liquidate or to appraise the value of any securities or other property held in such special account or as security for any such claim, or to make a specific allocation of such distributions as between the secured and unsecured portions of such claims, or otherwise to apply the provisions of this paragraph as a mathematical formula.

                Any Trustee which has resigned or been removed after the beginning of such three months period shall be subject to the provisions of this Subsection as though such resignation or removal had not occurred. If any Trustee has resigned or been removed prior to the beginning of such three months' period, it shall be subject to the provisions of this Subsection if and only if the following conditions exist:

                        (i) the receipt of property or reduction of claim, which would have given rise to the obligation to account, if such Trustee had continued as Trustee, occurred after the beginning of such three months period; and

                        (ii) such receipt of property or reduction of claim occurred within three months after such resignation or removal.

        (b) There shall be excluded from the operation of Subsection (a) of this Section a creditor relationship arising from

                (1) the ownership or acquisition of securities issued under any indenture, or any security or securities having a maturity of one year or more at the time of acquisition by the Trustee;

                (2) advances authorized by a receivership or bankruptcy court of competent jurisdiction, or by this Indenture, for the purpose of preserving any property which shall at any time be subject to the lien of this Indenture or of discharging tax liens or other prior liens or encumbrances thereon, if notice of such advances and of the circumstances surrounding the making thereof is given to the Debentureholders at the time and in the manner provided in this Indenture;

                (3) disbursements made in the ordinary course of business in the capacity of trustee under an indenture, transfer agent, registrar, custodian, paying agent, fiscal agent or depositary, or similar capacity;

                (4) an indebtedness created as a result of services rendered or premises rented; or an indebtedness created as a result of goods or securities sold in a cash transaction as defined in Subsection (c) of this Section;

                (5) the ownership of stock or other securities of a corporation organized under the provisions of Section 25(a) of the Federal Reserve Act, as amended, which is directly or indirectly a creditor of the Company; or

                (6) the acquisition, ownership, acceptance or negotiation of any drafts, bills of exchange, acceptances or obligations which fall within the classification of self-liquidating paper as defined in Subsection (c) of this Section.

        (c)     For the purposes of this Section only:

                (1) The term "DEFAULT" means any failure to make payment in full of the principal of or interest on any of the Debentures or upon the other indenture securities when and as such principal or interest becomes due and payable.

                (2) The term "OTHER INDENTURE SECURITIES" means securities upon which the Company is an obligor outstanding under any other indenture (i) under which the Trustee is also trustee, (ii) which contains provisions substantially similar to the provisions of this Section, and (iii) under which a default exists at the time of the apportionment of the funds and property held in such special account.

                (3) The term "CASH TRANSACTION" means any transaction in which full payment for goods and securities sold is made within seven days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand.

                (4) The term "SELF-LIQUIDATING PAPER" means any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred by the Company for the purpose of financing the purchase, processing, manufacturing, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of, or a lien upon, the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or merchandise previously constituting the security, provided the security is received by the Trustee simultaneously with the creation of the creditor relationship with the Company arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation.

                (5) The term "COMPANY" means any obligor upon the Debentures.

                (6) The term "FEDERAL BANKRUPTCY ACT" means the Bankruptcy Act or Title 11 of the United States Code.


                                     ARTICLE
                                       7.
                           DEBENTUREHOLDERS' LISTS AND
                         REPORTS BY TRUSTEE AND COMPANY

7.1.    Company to Furnish Trustee Names and Addresses of Debentureholders.

        The Company will furnish or cause to be furnished to the Trustee:

        (1) semi-annually, not more than 15 days after each Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of Debentures as of such Regular Record Date, and

        (2) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished.

        The Company and/or the Trustee, within 30 days of receipt of their request, will furnish or cause to be furnished to Miller & Schroeder Financial, Inc. and Offerman & Company (the "UNDERWRITERS") the names and addresses of Holders of the Debentures as of a date not more than 15 days prior to the date such list is furnished to the Underwriters. The Trustee may not forward this list to any other party without prior notice to the Underwriters and the prior written consent of the Company.

7.2.    Preservation of Information; Communications to Debentureholders.

        (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders of Debentures contained in the most recent list furnished to the Trustee as provided in Section 7.1 and the names and addresses of Holders of Debentures received by the Trustee in its capacity as Debenture Registrar. The Trustee may destroy any list furnished to it as provided in Section 7.1 upon receipt of a new list so furnished.

        (b) If three or more Holders of Debentures (hereinafter referred to as "APPLICANTS") apply in writing to the Trustee, and furnish to the Trustee reasonable proof that each such applicant has owned a Debenture for a period of at least six months preceding the date of such application, and such application states that the applicants desire to communicate with other Holders of Debentures with respect to their rights under this Indenture or under the Debentures and is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Trustee shall, within five business days after the receipt of such application, at its election, either:

                (1) afford such applicants access to the information preserved at the time by the Trustee in accordance with
                        Section 7.2(a); or

                (2) inform such applicants as to the approximate number of Holders of Debentures whose names and addresses appear in the information preserved at the time by the Trustee in accordance with Section 7.2(a), and as to the approximate cost of mailing to such Debentureholders the form of proxy or other communication, if any, specified in such application.

                If the Trustee shall elect not to afford such applicants access to such information, the Trustee shall, upon the written request of such applicants, mail to each Debentureholder whose name and address appear in the information preserved at the time by the Trustee in accordance with Section 7.2(a), a copy of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Trustee of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses of mailing, unless within five days after such tender, the Trustee shall mail to such applicants and file with the Commission, together with a copy of the material to be mailed, a written statement to the effect that, in the opinion of the Trustee, such mailing would be contrary to the best interests of the Holders of Debentures or would be in violation of applicable law. Such written statement shall specify the basis of such opinion. If the Commission, after opportunity for a hearing upon the objections specified in the written statement so filed, shall enter an order refusing to sustain any of such objections or if, after the entry of an order sustaining one or more of such objections, the Commission shall find, after notice and opportunity for hearing, that all the objections so sustained have been met and shall enter an order so declaring, the Trustee shall mail copies of such material to all such Debentureholders with reasonable promptness after the entry of such order and the renewal of such tender; otherwise the Trustee shall be relieved of any obligation or duty to such applicants respecting their application.

        (c) Every Holder of Debentures, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders of Debentures in accordance with Section 7.2(b), regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under
                Section 7.2(b).

7.3.    Reports by Company.

        The Company will:

        (1) file with the Trustee, within 15 days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may, from time to time, by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934; or, if the Company is not required to file information, documents or reports pursuant to either of said Sections, then it will file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Securities Exchange Act of 1934 in respect of a security listed and registered on a National Securities Exchange as may be prescribed from time to time in such rules and regulations;

        (2) file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations;

        (3) transmit by mail to all Debentureholders, as their names and addresses appear in the Debenture Register, within 30 days after the filing thereof with the Trustee, such summaries of any information, documents and reports required to be filed by the Company pursuant to paragraphs (1) and (2) of this Section, as may be required by rules and regulations prescribed from time to time by the Commission, or, if the Company is not required to send Debentureholders such information by Commission rules, then it will transmit by mail to them an annual report containing the consolidated financial statements which have been audited by a nationally or regionally recognized firm of independent public accountants and will furnish to any Debentureholder who makes a written request upon the Company or the Trustee, copies of any filing of Form 10-K, Form 10-Q or Form 8-K made with the Commission; and

        (4) furnish to the Trustee, not less than annually, a brief certificate from the principal executive officer, principal financial officer or principal accounting officer as to his or her knowledge of the Company's compliance with all conditions and covenants under this Indenture, without regard to any period of grace or requirement of notice provided under this Indenture.

        (5) File with the Trustee within 45 days after the end of each of the Company's first three fiscal quarters and within 90 days of the end of each fiscal year a certificate of the Chief Executive Officer Chief Operating Office or the Chief Financial Officer of the Company stating that the Company is in compliance with
                Article 10, setting forth the calculations supporting such certification, where applicable, and attaching the unaudited financial statements of the Company, and file a supplemental certificate to the same effect attaching the audited financial statements of the Company promptly after such statements become available.

        (6) file such annual reports, information, documents and other reports with the Trustee as the Trustee may reasonably require.

        (7) furnish to the Underwriters, copies of all reports, financial statements and certificates provided for in paragraphs (1), (2),
                (3), (4) (5) and (6) above.


                                     ARTICLE
                                       8.
              CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

8.1.   Company May Consolidate, Etc., on Certain Terms.

        The Company shall not consolidate with or merge into any other corporation or convey, transfer or lease its properties and assets as, or substantially as, an entirety to any Person, and the Company shall not permit any Person to consolidate with or merge into the Company or convey, transfer or lease its properties and assets substantially as an entirety to the Company unless:

        (1) the corporation formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer the properties and assets of the Company substantially as an entirety shall be a corporation organized and existing under the laws of the United States of America or any State or the District of Columbia, and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, the due and punctual payment of the principal of (and premium, if any) and interest on all the Debentures and the performance of every covenant of this Indenture on the part of the Company to be performed or observed;

        (2) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have happened and be continuing;

        (3) immediately after giving effect to such transaction, the corporation formed by such consolidation or into which the Company is merged or the Person who acquired by conveyance or transfer all or substantially all of the properties and assets of the Company shall have a Consolidated Tangible Net Worth of not less than the Minimum Section 10.16 Consolidated Tangible Net Worth required of the Company pursuant to Section 10.16 as of such date, unless such transaction otherwise shall have been approved by the Holders of 66 2/3% of the Debentures Outstanding, by Act of such Holders; and

        (4) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel as required by Section 1.2 each stating that such consolidation, merger, conveyance or transfer and such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with, provided that such Opinion of Counsel may rely upon a certificate of the Company's auditors as to the Consolidated Tangible Net Worth determinations.

8.2.    Successor Corporation Substituted.

        Upon any consolidation or merger, or any conveyance, transfer or lease of the properties and assets of the Company as, or substantially as an entirety to any person in accordance with Section 8.1, the successor corporation formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor corporation had been named as the Company herein; provided, however, that, except in the case of a lease to another Person, no such conveyance or transfer shall have the effect of releasing the Person named as the "Company" in the first paragraph of this instrument or any successor corporation which shall theretofore have become such in the manner prescribed in this Article from its liability as obligor and maker on any of the Debentures.

8.3.    Effect of Change in Control.

        The provisions of this Article 8 shall not affect the operation of
Section 11.1 regarding redemption of the Debentures upon a Change of Control. In the event any transaction entered into pursuant to this Article 8 shall constitute a Change of Control, Section 11.1 shall control.


                                     ARTICLE
                                       9.
                             SUPPLEMENTAL INDENTURES

9.1.   Supplemental Indentures without Consent of Debentureholders.

        Without the consent of the Holders of any Debentures, the Company, when authorized by a board resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

        (1) to evidence the succession of another corporation to the Company, and the assumption by any such successor of the covenants of the Company herein and in the Debentures contained; or

        (2) to add to the covenants of the Company, for the benefit of the Holders of the Debentures, or to surrender any right or power herein conferred upon the Company; or

        (3) to change or eliminate any of the provisions of this Indenture, provided that any such change or elimination shall become effective only when there is no Debenture Outstanding created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision; or

        (4)     to secure the Debentures; or

        (5) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture which shall not be inconsistent with the provisions of this Indenture, provided such action shall not adversely affect the interest of the Holders of the Debentures.

9.2.    Supplemental Indentures with Consent of Debentureholders.

        With the consent of the Holders of not less than 66 2/3% in principal amount of the Outstanding Debentures, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a board resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of the Debentures under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Debenture affected thereby,

        (1) change the Stated Maturity of the principal of, or any installment of interest on, any such Debenture, or reduce the principal amount thereof or the interest thereon or any premium payable upon the redemption thereof, or change any Place of Payment where, or the coin or currency in which, any Debenture or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date), or in the case of repayment pursuant to Article 13, on or after the Repayment Date

        (2) reduce the percentage in principal amount of the Outstanding Debentures, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture, or

        (3) modify any of the provisions of this Section or Section 5.13, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Debenture affected thereby, or

        (4) subordinate the indebtedness evidenced by the Debentures to any Indebtedness of the Company other than Senior Indebtedness, as provided in Article 12, or

        (5) impair or restrict the rights of the Holders of the Debentures to repayment of the Debentures prior to the Stated Maturity thereof under the circumstances set forth in, and in accordance with the provisions of, Article 13.

        Notwithstanding the provisions set forth above in this Section 9.2, with the consent of the Holders of not less than a majority of principal amount of the Outstanding Debentures, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a resolution of its board and its shareholders, and the Trustee may enter into a supplemental indenture to modify the provisions of Section 10.9 to permit the Company to elect to be taxed as a "S" corporation under the Internal Revenue Code of 1986, as amended from time to time, and to make the necessary and appropriate changes to the restrictions on dividends and distributions to provide sufficient funds to the Company's shareholders to pay the state and federal income tax liabilities on the income of the Company passed through to such shareholders as a result of the Company's election to be treated as a "S" corporation.

        It shall not be necessary for any Act of Debentureholders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

9.3.    Execution of Supplemental Indentures.

        In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 6.1) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not (except to the extent required in the case of a supplemental indenture entered into under Section 9.1(4)) be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

9.4.    Effect of Supplemental Indentures.

        Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Debentures theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

9.5.    Reference in Debentures to Supplemental Indentures.

        Debentures authenticated and delivered after the execution of any supplemental indenture pursuant to this Article shall bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Debentures so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Debentures.

9.6.    Effect on Senior Indebtedness.

        No supplemental indenture shall adversely affect the rights of any holder of Senior Indebtedness under Article 12 without the consent of such holder.


                                     ARTICLE
                                       10.
                                    COVENANTS

10.1.   Payment of Principal, Premium and Interest.

        The Company will duly and punctually pay the principal of (and premium, if any) and interest on the Debentures in accordance with the terms of the Debentures and this Indenture.

10.2.   Maintenance of Office or Agency.

        The Company will maintain an office or agency in each Place of Payment where Debentures may be presented or surrendered for payment, where Debentures may be surrendered for transfer or exchange and where notices and demands to or upon the Company in respect of the Debentures and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and of any change in the location, of such office or agency. If at any time the Company shall fail to maintain such office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the principal corporate trust office of the Trustee, and the Company hereby appoints the Trustee its agent to receive all such presentations, surrenders, notices and demands.

        The Company may also from to time designate one or more other offices or agencies where the Debentures may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain a office or agency in each Place of Payment for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

10.3.   Money for Debenture Payments to be Held in Trust.

        If the Company shall at any time act as its own Paying Agent, it will, on or before each due date of the principal of (and premium, if any) or interest on, any of the Debentures, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and will promptly notify the Trustee of its action or failure so to act.

        Whenever the Company shall have one or more Paying Agents, it will, on or before each due date of the principal of (and premium, if any) or interest on, any Debentures, deposit with a Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest, so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, (and premium, if any) or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

        The Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will

        (1) hold all sums held by it for the payment of principal of (and premium, if any) or interest on Debentures in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

        (2) give the Trustee notice of any default by the Company (or any other obligor upon the Debentures) in the making of any such payment of principal (and premium, if any) or interest on the Debentures; and

        (3) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

        The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the names trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

        Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any) or interest on any Debenture and remaining unclaimed for six years after such principal (and premium, if any) or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Debenture shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in an Authorized Newspaper in each Place of Payment, notice that such money remains unclaimed and that, after the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

10.4.   Payment of Taxes and Other Claims.

        The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all taxes, assessments and governmental charges levied or imposed upon it or upon its income, profits or property, and (2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon its property; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

10.5.   Maintenance of Properties.

        The Company will cause all its properties used or useful in the conduct of its business to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent the Company from discontinuing the operation and maintenance of any of its properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business and not disadvantageous in any material respect to the Debentureholders.

10.6.   Statement as to Compliance.

        The Company will deliver to the Trustee, within 90 days after the end of each fiscal year, a written statement signed by the President or a Vice President of the Company, stating, as to each signer thereof, that:

        (1) a review of the activities of the Company during such year and of performance under this Indenture has been made under his supervision; and

        (2) to the best of his knowledge, based on such review, the Company has fulfilled all its obligations under this Indenture throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to him and the nature and status thereof.

10.7.   Corporate Existence; Existing Business.

        Subject to Article 8, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve any right or franchise or any minor business activity if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Debentureholders. The Company shall also not change its fundamental line of business from land development and the design, construction and sale of single family homes to other line of business.

10.8.   Insurance.

        (a) Subject to the right to sell, abandon or otherwise dispose of any building or property whenever in the opinion of the Board of Directors the retention thereof is inadvisable or not necessary to the business of the Company and its Subsidiaries, the Company will at all times cause all buildings, plants, equipment and other insurable properties owned or operated by it or any Subsidiary to be properly insured and kept insured with responsible insurance carriers, against loss or damage by fire and other hazards, to the extent that such properties are usually insured by corporations owning or operation plants and properties or a similar character in the same localities; provided, however, that nothing in this Section shall prevent the Company or any Subsidiary from maintaining any self-insurance program covering minor risks if adequate reserves are maintained in connection with such program.

        (b) The Company shall obtain and deliver to the Trustee, for the benefit of the Debentureholders during the term of the Debentures, a life insurance policy from an insurer acceptable to the Trustee insuring in the amount of the lesser of (i) $1,000,000 or (ii) the maximum amount of insurance that can be maintained with an annual premium of Seven Thousand Five Hundred Dollars ($7,500) on the life of Peter Pflaum, on which the Debentureholders are the primary beneficiaries and payees (the "Key-man Insurance"). The Company shall be named as a secondary beneficiary in accordance with the distribution provisions set forth below. The Company shall maintain such Key-man Insurance in full force and effect throughout the term of the Debentures and this Indenture.

        In the event of the death of Peter Pflaum, the proceeds of such policy shall be held by the Trustee for the benefit of the Debentureholders. Pending their distribution, the Trustee shall hold such proceeds in a segregated account and may invest such proceeds in money markets or mutual funds investing only in direct obligations of the United States of America. Such proceeds and any interest earned thereon are referred to as the "Insurance Proceeds."

        The Insurance Proceeds will be used and distributed only as follows:

        (1)     In the event that payment of the Debenture is accelerated under
                Section 5.2, the Trustee shall immediately distribute the Insurance Proceeds to the Debentureholders on a pro rata basis.

        (2) Upon payment in full of the principal of, premium, if any, and interest upon all of the Debentures, the Trustee shall distribute any Insurance Proceeds, not otherwise distributed in accordance with Section 10.8(b)(1) hereof, to the Company.

10.9.   Restrictions on Dividends, Redemptions, etc.

        (a) The Company will not (1) declare or pay any dividend or make any other distribution on any Equity Securities of the Company, except dividends or distributions payable in Equity Securities of the Company, or (2) purchase, redeem or otherwise acquire or retire for value any Equity Securities of the Company, except (and provided all other covenants of this Indenture are complied with) Equity Securities acquired upon conversion thereof into other Equity Securities of the Company or pursuant to an insurance funded buy-sell agreement covering the death or disability of a shareholder of the Company, or pursuant to a buy- sell agreement during the life time of a shareholder of the Company if purchased under a debt obligation which is Subordinated Indebtedness of the Company with a minimum term of five years with equal annual payments (a "Buy-Sell Debt Obligation"), or (3) permit a Subsidiary to purchase, redeem or otherwise acquire or retire for value any Equity Securities of the Company, if, upon giving effect to such dividend, purchase, redemption or the acquisition, the aggregate amount expended for all such purposes subsequent to December 31, 1995 would exceed the sum of

                (1) 50% of the Consolidated Net Income accumulated subsequent to December 31, 1995;

                (2) the aggregate of the net proceeds received by the Company or a Wholly-Owned Subsidiary from the sale or issuance after December 31, 1995 (other than to a Subsidiary or upon the Conversion of Equity Securities or Indebtedness or the Company or a Wholly-Owned Subsidiary) of Equity Securities of the Company, said net proceeds being deemed for the purposes of this Section to equal the aggregate of (a) the cash, if any, received by the Company or a Wholly-Owned Subsidiary from such sale or issue, plus (b) the value of any consideration, other than cash, received by the Company or a Wholly-Owned Subsidiary from such sale or issue, as determined by resolution of the Board of Directors; and

                (3) the net proceeds (as above defined) received by the Company or a Wholly-Owned Subsidiary from the issuance or sale (other than to the Company or a Subsidiary) of any convertible Indebtedness of the Company which Indebtedness has been converted into Equity Securities of the Company after December 31, 1995.

        (b) The Company will not (1) declare or pay any dividend or make any other distribution, other than a Regular Dividend, on any Equity Securities of the Company, except dividends or distributions payable in Equity Securities of the Company, or (2) purchase, redeem or otherwise acquire or retire for value any Equity Securities of the Company, except Equity Securities acquired upon conversion thereof into other Equity Securities of the Company or pursuant to an insurance funded buy-sell agreement covering the death or disability of a shareholder of the Company, or pursuant to a Buy-Sell Debt Obligation, (3) or, except as permitted by Section 10.9(b)(2) herein, permit a Subsidiary to purchase, redeem or otherwise acquire or retire for value any Equity Securities of the Company, if, upon giving effect to such dividend, distribution, purchase, redemption or other acquisition, the Consolidated Tangible Net Worth of the Company would be reduced to less than an amount equal to 150% of the aggregate principal amount of Debentures and all Parity Indebtedness then outstanding.

        (c) The provisions of this Section 10.9 shall not prevent (1) the payment of annual year-end bonuses to key employees, executive officers and shareholder employees of the Company pursuant to the bonus plan described in and consistent with the restrictions in Section 10.12 hereof, (2) the payment of any dividend within 60 days after the date of declaration thereof, if at such date such declaration complied with the foregoing provisions, although the dividends so paid shall be considered in determining subsequent restrictions under this Section or (3) the acquisition or retirement of any Equity Securities of the Company by exchange for, or upon conversion of, or out of the proceeds of the substantially concurrent sale (other than to a Subsidiary) of, other Equity Securities of the Company, and no effect shall be given to any such acquisition or retirement or the proceeds of any sale, conversion or exchange in any computation made under this Section 10.9(c)(3). A certificate of a firm of independent certified public accountants shall be conclusive evidence of the amount of accumulated Consolidated Net Income and the amount of Consolidated Tangible Net Worth.


10.10.  Limitation on Issuance of Certain Securities.

        From and after the date of this Indenture as originally executed and for so long as any of the Debentures are Outstanding, the Company will not publicly offer for sale or publicly sell any of its long-term Indebtedness in connection with the borrowing of money, which Indebtedness, by the terms of the instrument creating or evidencing such Indebtedness, is pari passu or subordinated in right of payment to the Debentures of the Company, if such Indebtedness has a stated maturity for payment of principal, (exclusive of reasonable payments of principal through the operation of a sinking fund), earlier than the Stated Maturity for payment of principal of the Debentures.

        However, nothing in this Section 10.10, or in this Indenture as a whole shall limit the Company in the issuance and sale of Equity Securities, Senior Indebtedness, or a Subordinated Indebtedness, regardless of amount, if such securities otherwise comply with the covenants, conditions and restrictions, if any, imposed upon such securities by this Indenture.

10.11.  Indebtedness to Affiliates.

        Except for the existing office lease from Glenbrook Office Building Partnership, which shall not be Subordinated Indebtedness, the Company will cause any and all Indebtedness of the Company to any Affiliate of the Company, other than a Subsidiary, to be expressly Subordinated Indebtedness, and to be subordinate and junior in right of payment of the Debentures, according to the terms of the instrument (or any supplemental instrument) creating or evidencing such Indebtedness or pursuant to which such Indebtedness is outstanding, and otherwise pursuant to written agreement by such Affiliate. Nothing in this section shall restrict the Company from making any payments due on such Subordinated Indebtedness if there has been no default hereunder as defined in
Section 6.2 hereof.

10.12.  Transactions with Affiliates.

        The Company will not itself engage, and will not permit any Subsidiary to engage, in any transaction of any kind or nature with any Affiliate of the Company not otherwise subject to a contract already existing as of the date of this Indenture, other than a Subsidiary, unless the Board of Directors has determined by Board Resolution (a copy of which need not be delivered to the Trustee unless and until requested) that (a) such transaction, or, in the case of a course of related or similar transactions, or continuing transactions, such course of transactions or continuing transactions is or are fair to the Company or such Subsidiary, as the case may be, and (b) the terms of such transaction or transactions are reasonably similar to, or more beneficial to the Company or such Subsidiary than, the terms deemed likely to occur in similar transactions with unrelated persons under the same circumstances.

        The provisions of this Section shall not be applicable to any pre-existing bonus plan to persons who are key employees, executive officers and shareholder employees of the Company provided that any such bonus payment made under such pre-existing bonus plan to any employee of the Company (whether an executive officer or not) ("MANAGEMENT BONUSES") shall be expressly subordinate and junior in right of payment to the Debentures and Parity Indebtedness and shall not be paid if there exists any default in the payment of interest on or any default on the payment of principal of (or premium, if any, on) any Debenture, any other Senior Indebtedness or Parity Indebtedness and the aggregate amount of such bonuses do not exceed 50% of income for the year then ending before provision for income taxes and such bonuses for that year. The Company shall deliver to the Trustee an Officers' Certificate certifying compliance with the restrictions set forth herein prior to any payment under such bonus plans.

        The Company may increase the annual base salary of those persons who are shareholders of the Company, and are eligible to participate in the bonus plan described above from year to year by the greater of the following two percentages (i) the increase from the previous calendar year in the Consumer Price Index for all items for all United States urban areas as of January 1 of such year, as published by the United Stated Bureau of Labor Statistics, or (ii) the increase in the Company's Consolidated Tangible Net Worth for the fiscal year just completed compared to the previous fiscal year's Consolidated Tangible Net Worth. Furthermore, advances or loans made to such persons during the current year prior to the determination of any bonuses pursuant to the bonus plan set forth above shall be limited to an aggregate of $25,000 per individual.

10.13.  Particular Covenants as to Certain of Company's Affairs.

        The Company at all times will keep, and will cause each Subsidiary to keep, true and complete books of record and account, all in reasonable detail, with respect to all transactions between the Company or such Subsidiary, as the case may be, and any Affiliate of the Company, other than a Subsidiary. The Company shall furnish to the Trustee appropriate summaries of such transactions as the same may reasonably be requested by the Trustee from time to time and will permit the Trustee and its officers, employees and agents to visit any of the properties of the Company and its Subsidiaries and inspect such records at such reasonable times as the Trustee may desire.

10.14.  Certain Covenants as to Subsidiaries.

        The Company will not:

        (1)     sell any equity securities of a Subsidiary, or

        (2) cause or permit any Subsidiary to sell any equity securities of any other Subsidiary,

        (3) cause or permit any Subsidiary to sell or issue its own equity securities (other than directors' qualifying shares); or

        (4) cause or permit any Subsidiary to sell, transfer or dispose of any substantial portion of its assets, whether in one transaction or a series of transactions:

        to any Person except the Company or a Wholly-Owned Subsidiary; provided, however, that this Section shall not prevent the Company or any Subsidiary from: (i) selling all the outstanding equity securities or assets of any Subsidiary owned by the Company and any Subsidiaries to any Person if sold in a single transaction; or (ii) selling or issuing any equity securities or assets of a Subsidiary organized under the laws of and doing substantially all of its business in any country other than the United States of America; unless such subsidiary constitutes a substantial part of the consolidated assets or operations of the Company and all Subsidiaries. For purposes of this Section, the term "equity securities" shall have the same meaning applied to a Subsidiary as the terms "Equity Securities" and "Redeemable Preferred Stock," inclusive, as applied to the Company.

10.15.  Limitations on Additional Funded Debt.

        The Company shall not, and shall not permit any Subsidiary to, create, incur, assume or issue, directly or indirectly, or guarantee or in any manner become, directly or indirectly, liable for or with respect to the payment of any Indebtedness, except for:

        (1)     Indebtedness under the Debentures and this Indenture;

        (2) Indebtedness of the Company and any Subsidiary not otherwise referred to in this Section 10.15 outstanding on the Date of Issue (specifically including the full amount available to the Company or its Subsidiary pursuant to the loan agreements referred to in clauses (i) and (ii) of the definition of "Senior Indebtedness" contained in Section 1.1 hereof);

        (3) Indebtedness (plus interest, premium, fees and other obligations associated therewith), that, immediately to the incurrence thereof, does not cause the ratio of Funded Debt to Consolidated Tangible Net Worth plus Shareholder Subordinated Debt to exceed 7:1; or

        (4) any deferrals, renewals, extensions, replacements, refinancings or refundings of, or amendments, modifications or supplements to, Indebtedness incurred under clauses (2) or (3) above, whether involving the same or any other lender or creditor or group of lenders or creditors, provided that any such deferrals, renewals, extensions, replacements, refinancings, refundings, amendments, modifications or supplements (i) shall not provide for any mandatory redemption, amortization or sinking fund requirement in an amount greater than or at a time prior to the amounts and times specified in the Indebtedness being deferred, renewed, extended, replaced, refinanced, refunded, amended, modified or supplemented, (ii) shall not exceed the principal amount (plus accrued interest and prepayment premium, if any) of the Indebtedness being renewed, extended, replaced, refinanced or refunded and (iii) shall be subordinated to the Debentures at least to the extent and in the manner, if at all, that the Indebtedness being renewed, extended, replaced, refinanced or refunded is subordinated to the Debentures.

        Compliance with this covenant shall be measured on the last day of March, June, September and December of each year. Notwithstanding Section 5.1(3) of this Indenture, the Company shall have 30 days to cure any default in this Funded Debt covenant, and the Company shall be prohibited from incurring any additional Funded Debt from the date of measurement until such default is cured. In the event of any non-compliance with this covenant, the Company shall deliver to the Trustee a certificate from the Company's independent public accountants as to subsequent compliance to cure any such default.

10.16.  Minimum Net Worth.

        The Company will maintain at all times until the Maturity of all Debentures a Minimum Section 10.16 Consolidated Tangible Net Worth, determined as of December 31 of each year, based upon the annual audited financial statements, of at least Five Million and no/100 Dollars ($5,000,000) plus 50% of the Consolidated Net Income earned after December 31, 1995, assuming for purposes of this Net Worth calculation only that the maximum Management Bonuses permitted pursuant to Section 10.12 are paid as of December 31 of each year and taxes are then determined based upon the assumed Consolidated Net Income level. Compliance with this covenant shall be determined quarterly but the net worth utilized each calendar quarter in March, June and September shall be the previous December 31 Net Worth Amount.

        Compliance with this covenant shall be measured on the last day of March, June, September and December of each year, and the Company shall provide the Trustees with a detailed calculation of the Minimum Section 10.16 Consolidated Tangible Net Worth as of each quarter with 45 days of each calendar quarter except December 31 for which the Company shall have 75 days to provide the calculation. Notwithstanding Section 5.1(3) of this Indenture, the Company shall have 30 days to cure any default in this Minimum Section 10.16 Net Worth covenant. In the event of any non-compliance with this covenant, the Company shall deliver to the Trustee a certificate from the Company's independent public accountants as to subsequent compliance to cure any such default.

10.17.  Waiver of Certain Covenants.

        Without limiting the rights of the Holders and the Company with respect to waivers and amendments set forth in Section 5.13 and 9.2, the Company may fail, in any particular instance, to comply with any covenant or condition set forth in Section 1.8 to 10.15, which otherwise does not have a specific waiver provision, if before or after the time for such compliance the Holders of at least 66-2/3% in principal amounts of the Debentures Outstanding shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such covenant or condition shall remain in full force and effect.


                                     ARTICLE
                                       11.
                            REDEMPTION OF DEBENTURES

11.1.   Right of Redemption.

        The Company may, at its option, redeem (provided that at the time of first publication of notice of redemption it is not in default in the payment of any Senior Indebtedness and that at such time the making of such redemption would not result in a default in any covenant contained in any indenture or other instrument pursuant to which Senior Indebtedness is outstanding) the Debentures, at any time as a whole or from time to time in part on or after October 31, 1998, at Redemption Prices which shall consist of the applicable percentage of the principal amount of the Debentures redeemed as set forth below.

        If redeemed during the twelve-month period beginning October 31, 1998:

                   1988     1999     2000    2001     2002     2003
                   ----     ----     ----    ----     ----     ----

Redemption Price:  105%     104%     103%    102%     101%     100%

plus in each case, any interest accrued on the Debentures so redeemed to the Redemption Date, exclusive of installments of interest whose Stated Maturity is on or prior to the Redemption Date, payment of which shall have been made or duly provided for to the registered Holders of Debentures on the relevant Record Dates in accordance with Section 3.7.

        In the event of a Change of Control at any time prior to the maturity of the Debentures, the Company shall immediately redeem all Debentures in whole at the applicable Redemption Price set forth above plus accrued interest, provided if such mandatory redemption occurs prior to 1998, the Redemption Price shall be 105% of the principal amount.

11.2.   Applicability of Article.

        Redemption of Debentures at the election of the Company or otherwise, as permitted or required by any provision of this Indenture, shall be made in accordance with such provision and this Article.

11.3.   Election to Redeem; Notice to Trustee.

        The election of the Company to redeem any Debentures shall be evidenced by a Board Resolution. In case of any redemption at the election of the Company of less than all of the Debentures, the Company shall, at least 45 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee) notify the Trustee of such Redemption Date and of the principal amount of Debentures to be redeemed.

11.4.   Selection by Trustee of Debentures to be Redeemed.

        If less than all the Debentures are to be redeemed, the particular Debentures to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Debentures not previously called for redemption, by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions of the principal of Debentures of a denomination larger than $1,000. The portions of the principal of Debentures so selected for partial redemption shall be equal to a multiple of $1,000 in excess of the minimum $1,000 amount; provided, that the unredeemed portion of any such Debenture shall also be a multiple of $1,000 in excess of the minimum $1,000 amount.

        The Trustee shall promptly notify the Company in writing of the Debentures selected for redemption and, in the case of any Debenture selected for partial redemption, the principal amount thereof to be redeemed.

        For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Debentures shall relate, in the case of any Debenture redeemed or to be redeemed only in part, to the portion of the principal of such Debenture which has been or is to be redeemed.

11.5.   Notice of Redemption.

        Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Debentures to be redeemed, at his address appearing in the Debenture Register.

        All notices of redemption shall state:

        (1)     the Redemption Date,

        (2)     the Redemption Price,

        (3) if less than all Outstanding Debentures are to be redeemed, the identification (and, in the case of partial redemption, the respective principal amounts) of the Debentures to be redeemed,

        (4) that on the Redemption Date the Redemption Price will become due and payable upon each such Debenture (together with accrued interest to the Redemption Date payable as provided on Section
                3.7 and 11.7), and that interest thereon shall cease to accrue from and after said date, and

        (5) the place where such Debentures are to be surrendered for payment of the Redemption Price, which shall be the office or agency of the Company in each Place of Payment.

        Notice of redemption of Debentures to be redeemed at the election of the Company shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company.

11.6.   Deposit of Redemption Price.

        Prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 10.3) an amount of money sufficient to pay the Redemption Price of all the Debentures which are to be redeemed on that date.

11.7.   Debentures Payable on Redemption Date.

        Notice of redemption having been given as aforesaid, the Debentures so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Debentures shall cease to bear interest. Upon surrender of such Debentures for redemption in accordance with said notice, such Debentures shall be paid by the Company at the Redemption Price, together with accrued interest to the Redemption Date. Installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Debentures registered as such on the relevant Record Dates according to their terms and the provisions of Section 3.7.

        If any Debenture called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate borne by the Debenture.

11.8.   Debentures Redeemed in Part.

        Any Debenture which is to be redeemed only in part shall be surrendered at a Place of Payment (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Debenture without service charge, a new Debenture or Debentures, of any authorized denomination as requested by such Holder in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Debenture so surrendered.


                                     ARTICLE
                                       12.
                           SUBORDINATION OF DEBENTURES

12.1.   Agreement to Subordinate.

        The Company covenants and agrees, and each Holder of Debentures by his acceptance thereof (whether upon original issue or upon transfer or assignment) likewise covenants and agrees, that the indebtedness represented by the Debentures and the payment of the principal of (and premium, if any) and interest on each and all of the Debentures is hereby expressly subordinated, and junior to the extent and in the manner hereinafter set forth, in right of payment to the prior payment in full of all Senior Indebtedness.

12.2.   Distribution of Assets, Etc.

        Upon any distribution of assets of the Company upon any dissolution, winding-up, liquidation or reorganization of the Company, whether in bankruptcy, insolvency, reorganization or receivership proceedings or upon an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of the Company or upon any acceleration or maturity or the Debentures or otherwise:

        (1) the holders of all Senior Indebtedness shall first be entitled to receive payment in full of the principal thereof (and premium, if any) and interest due thereon, or adequate provisions shall be made for such payment, before the Holders or the Debentures are entitled to receive any payment on account of the principal of (or premium, if any) or interest on the Indebtedness evidenced by the Debentures; and

        (2) any payment by, or distribution of assets of, the Company of any kind or character, whether in cash, property or securities, to which the Holders of the Debentures or the Trustee would be entitled except for the provisions of this Article 12 shall be paid or delivered by the person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of Senior Indebtedness which may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the Senior Indebtedness hold or represented by each, to the extent necessary to make payment in full of all Senior Indebtedness remaining unpaid after giving effect to any concurrent payment or distribution (or provision therefore) to the holders of such Senior Indebtedness.

12.3.   No Payment to Debentureholders if Senior Indebtedness is in Default.

        (a) Upon the maturity of any Senior Indebtedness by lapse of time, acceleration or otherwise, all principal thereof (and premium, if any) and interest due thereon shall first be paid in full, or such payment duly provided for in cash or in a manner satisfactory to the holder or holders of such Senior Indebtedness before any payment is made on account of the principal of (or premium, if any) or interest on the debentures or to acquire any of the Debentures.

        (b) Upon the happening of an event of default with respect to any Senior Indebtedness, as such event of default is defined therein or in the instrument under which it is outstanding, permitting the holders to accelerate the maturity thereof, and, if the default is other than default in payment of the Principal of (or premium, if any) or interest on such Senior Indebtedness, upon written notice thereof given to the Company and the Trustee by the holder or holders of such Senior Indebtedness or their representative or representatives, then, unless and until such event of default shall have been cured or waived or shall have ceased to exist, no payment shall be made by the Company with respect to the principal (or premium, if any) or interest on the Debentures or to acquire any of the Debentures.

12.4.   Subrogation.

        Subject to the payment in full of all Senior Indebtedness, the Holders of the Debentures shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of the Company applicable to the Senior Indebtedness until all amounts owning on the Debentures shall be paid in full, and, as between the Company, its creditors other than holders of Senior Indebtedness, and the Holders of the Debentures, no such payment or distribution made to the holders of Senior Indebtedness by virtue of this Article 12 which otherwise would have been made to the Holders of the Debentures shall be deemed to be a payment by the Company on account of the Senior Indebtedness, it being understood that the provisions of this Article 12 are and are intended solely for the purpose of defining the relative rights of the Holders of the Debentures, on the one hand, and the holders of Senior Indebtedness, on the other hand.

12.5.   Obligation of Company Unconditional.

        Nothing contained in this Article 12 or elsewhere in this Indenture or in the Debentures is intended to or shall impair, as between the Company, its creditors other than the holders of Senior Indebtedness, and the Holders of the Debentures, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Debentures the principal of (and premium, if any) and interest on the Debentures as and when the same shall become due and payable in accordance with their terms, or affect the relative rights of the Holders of the Debentures and creditors of the Company other than the holders of Senior Indebtedness, nor shall anything herein or exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article 12 of the holders of Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercises of any such remedy.

        Upon any payment or distribution of assets of the Company referred to in this Article 12, the Trustee and the Holders of the Debentures shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which any such dissolution, winding-up, liquidation or reorganization proceeding affecting the affairs of the Company is pending or upon a certificate of the liquidating trustee or agent or other person making any payment or distribution to the Trustee or to the Holders of the Debentures for the purpose of ascertaining the persons entitled to participate in such payment or distribution, the holders of the Senior Indebtedness and other Indebtedness or the Company, the amount thereof or payable thereon, the amount paid or distributed thereon and all other facts pertinent thereto or to this Article 12.

12.6.   Payments on Debentures Permitted.

        Nothing contained in this Article 12 or elsewhere in this Indenture, or in any of the Debentures, shall (a) affect the obligation of the Company to make, or prevent the Company from making, at any time except during the pendency of any dissolution, winding-up, liquidation of reorganization proceeding, and except during the continuance of any event of default specified in Section 12.3 (not cured or waived), payments at the time of principal of (or premium, if any) or interest on the Debentures, or (b) prevent the application by the Trustee or any Paying Agent of any moneys hold by the Trustee or such Paying Agent, in trust for the benefit of the Holders of Debentures as to which notice of redemption shall have been mailed or published at least once prior to the happening of an event of default specified in Section 12.3, to the payment of or on account of the principal or (and premium, if any) and interest on such Debentures, or (c) prevent the application by the Trustee or any Paying Agent of any moneys deposited prior to the happening of any event of default specified in
Section 12.3, with the Trustee or such Paying Agent in trust for the purpose of paying a specified installment or installments or interest on the Debentures, to the payment of such installments of interest on the Debentures.

12.7.   Effectuation of Subordination by Trustee.

        Each Holder of Debentures, by his acceptance thereof, authorizes and directs the Trustee in his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article 12 and appoints the Trustee his attorney-in-fact for any and all such purposes.

12.8.   Knowledge of Trustee.

        Notwithstanding the provisions of this Article 12 or any other provisions of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment of moneys to or by the Trustee, or the taking of any other action by the trustee, unless and until the Trustee shall have received written notice thereof from the Company, any Debentureholder, any paying agent or the holder or representative or any class of Senior Indebtedness.

12.9.   Rights of Holders of Senior Indebtedness Not Impaired.

        No right of any present or future holder of any Senior Indebtedness to enforce the subordination herein shall at any time or in any way be prejudiced or impaired by any act or failure to act on the part of the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

12.10.  Trustee Not Fiduciary for Holders of Senior Indebtedness.

        The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and shall not be liable to any such holders if it shall in good faith pay over or distribute to the Holders of the Debentures, to the Company or to any other Person cash, property or securities to which any holders of Senior Indebtedness shall be entitled by virtue of this Article or otherwise.

12.11.  Rights of Trustee as Holder of Senior Indebtedness.

        The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article with respect to any Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder.

12.12.  Article Applicable to Paying Agents.

        In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article shall in such case (unless the context shall otherwise require) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article in addition to or in place of the Trustee; provided, however, that Section 12.10 and 12.11 shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as Paying Agent.

12.13.  Rights and Obligations Subject to Power of Court.

        The rights of the holders of Senior Indebtedness and the obligations of the Trustee and the Debentureholders set forth in this Article 12 are subject to the power of a court of competent jurisdiction to make other equitable provision reflecting the rights conferred in this Indenture upon the Senior Indebtedness and the holders thereof with respect to the Debentures and the Holders thereof by a plan or reorganization under applicable bankruptcy law.


                                     ARTICLE
                                       13.
                          REPAYMENT AT OPTION OF HOLDER
                            IN CERTAIN CIRCUMSTANCES

13.1.   Repayment Option Upon Death of Holder.

        Upon the death of any Holder of a Debenture or Debentures, the Company shall be required to pay up to $25,000 principal amount of, together with interest accrued to the Repayment Date on, all or such part in integral multiples of $1,000 in excess of a minimum $1,000 of the Debentures held by the deceased Holder of such Debentures at the date of such Holder's death, as requested in the manner, and subject to the limitations, set forth below. Repayment of such Debentures shall be made within 30 days following the receipt by the Company or the Trustee of the following:

        (1) a written request for repayment or the Debenture signed by a duly authorized representative of the deceased Holder, which request shall set forth the name of the deceased Holder, the date of death of the deceased Holder and the principal amount of the Debentures to be repaid;

        (2)     the certificates representing the Debentures to be repaid; and

        (3) evidence satisfactory to the Trustee and the Company of the death of such deceased Holder and the authority of the representative to the extent as may be required by Trustee.

The Debentures held by the deceased Holder shall not be entitled to repayment pursuant to this Section unless each of the following conditions are met:

        (i) the Debentures to be repaid have been registered on the Debenture Register in the deceased Holder's name since their Date of Issue or for a period of at least six months prior to the date of the deceased Holder's death, whichever is less;

        (ii) either the Company or the Trustee has been notified in writing of the request for repayment within 180 days after the date of the deceased Holder's death; and

        (iii) not more than $200,000 principal amount of Debentures (including those subject to the particular redemption request) have been redeemed from Holders in the past twelve months pursuant to the
                Section 13.1.

        Authorized representatives of a Holder shall include only the following: executors, administrators or other legal representatives of an estate; trustee of a trust; joint owners of Debentures owned in joint tenancy or tenancy by the entirety; custodians; conservators; guardians; attorneys-in-fact; and other persons generally recognized as having legal authority to act on behalf of another.

        For purposes of this Article 13 the death of a person owning a Debenture in joint tenancy or tenancy by the entirety with another or others shall be deemed the death of the Holder of the Debenture, and the entire principal amount of the Debenture so held (up to $25,000) shall be subject to repayment in accordance with the provisions of this Article 13. For purposes of this Article 13, the death of a person owning a Debenture by tenancy in common shall be deemed the death of a Holder of a Debenture only with respect to the deceased Holder's interest in the Debenture so held (up to $25,000) by tenancy in common; except that in the event a Debenture is held by husband and wife as tenants in common, the death of either shall be deemed the death of the Holder of the Debenture, and the entire principal amount of the Debenture so held shall be subject to repayment in accordance with the provisions of this Article 13. A person who, during his or her lifetime, was entitled to substantially all of the beneficial interest of ownership of a Debenture will, upon such person's death, be deemed the Holder thereof for purposes of this Article 13, regardless of the registered Holder, if such beneficial interest can be established to the satisfaction of the Trustee. Such beneficial interest will be deemed to exist in typical cases of street name or nominee ownership, ownership under the Uniform Gifts to Minors Act, community property or other joint ownership arrangements between a husband and wife, and trust arrangement where one person has substantially all of the beneficial ownership interests in the Debenture during his or her lifetime. Beneficial interests shall include the power to sell, transfer or otherwise dispose of a Debenture and the right to receive the proceeds therefrom, as well as interest and principal payable with respect thereto.

13.2.   Repayment of Debentures.

        Within 30 days after the receipt by the Company or the Trustee of any request for repayment of the Debentures (or any portion thereof) duly made pursuant to Section 13.1, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 10.3) an amount of money sufficient to repay the principal amount of all Debentures which are to be repaid, together with interest accrued thereon to the Repayment Date, exclusive of installments of interest with a Stated Maturity on or prior to the Repayment Date, payment of which shall have been made or duly provided for to the registered Holders of the Debentures on the relevant Record Dates in accordance with Section 3.7. The Debentures so to be repaid shall become due and payable on the Repayment Date with respect to each such Debenture at the amount to be repaid as provided above and from and after the Repayment Date (unless the Company shall default in such repayment) such Debenture shall cease to bear interest.

        Immediately upon deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, upon segregation and holding in trust) of the amounts as provided above with respect to each Debenture (or portion thereof), the Company shall cause such Debenture (or portion thereof) to be repaid. Installments of interest whose Stated Maturity is on or prior to the Repayment Date shall be payable to the Holders of such Debentures registered as such on the relevant Record Dates according to their terms and the provisions of
Section 3.7.

        If any Debenture duly requested to be repaid shall not be repaid upon the Repayment Date, the principal shall, until paid, bear interest from the Repayment Date at the rate borne by the Debenture.

        No premium shall be payable by the Company upon repayments of Debentures pursuant to this Article 13.

        If all or any portion of Debentures otherwise eligible for redemption under this Article 13 are not so repurchased because of the $200,000 limitation of Section 13.1, such unredeemed amount shall be subject to redemption in the first month thereafter in which such Debentures would then be so eligible.

13.3.   Debentures Repaid in Part.

        The Company shall execute and the Trustee shall authenticate and deliver, with respect to any Debenture surrendered pursuant to this Article 13 and to be repaid only in part, to the Holder of such debenture, without service charge, a new Debenture or Debentures, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unrepaid portion of the principal of the Debenture so surrendered and repaid in part. If required by the Company or the Trustee, such Debenture so surrendered shall be duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by the authorized representative of the Holder thereof or his attorney duly authorized in writing.


                                     ARTICLE
                                       14.
                            IMMUNITY OF STOCKHOLDERS,
                             OFFICERS AND DIRECTORS

14.1.   Personal Immunity of Stockholders, Etc.

        No recourse under or upon any obligation, covenant or agreement of this Indenture, or of any Debenture, or for any claim based thereon or otherwise in respect thereof, shall be had against any past, present, or future stockholder, officer or director, as such, of the Company or of any successor corporation, either directly or indirectly or through the Company, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly agreed that this Indenture and the Debenture issued hereunder are corporate obligations and that no such personal liability whatever shall attach to, or is or shall be incurred by, the stockholders, officers or directors, as such of the Company, or of any successor corporation, or any of them, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any of the Debentures or implied therefrom; and that any and all such personal liability, either at common law or in equity or by constitution or statute, or, and any and all such rights and claims against, every such stockholder, officer or director, as such, because of the creation of the indebtedness hereby authorized or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any of the Debentures or implied therefrom, are hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of such Debentures.

                                       ***

        This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

        IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and the Trustee has caused its corporate seal to be hereunto affixed and attested, all as of the day and year first written above.


                                     LUNDGREN BROS. CONSTRUCTION, INC.

                                     By
                                        ------------------------------------

                                        Its
                                            --------------------------------


Attest:


- --------------------------------
          Secretary


                                     NATIONAL  CITY  BANK OF  MINNEAPOLIS,
                                     NATIONAL ASSOCIATION,
                                     as Trustee

                                     By
                                        ------------------------------------

                                        Its
                                            --------------------------------